                                                                   EXHIBIT 10.40

                                      LEASE

                               149 NEW MONTGOMERY

                            149 NEW MONTGOMERY, LLC,
                     a California limited liability company

                                  as Landlord,

                                       and

                               REDENVELOPE, INC.,
                             a Delaware corporation

                                    as Tenant

                               149 NEW MONTGOMERY

                       SUMMARY OF BASIC LEASE INFORMATION

      The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Lease (this Summary and the Lease to be known collectively as the "Lease") which pertains to the building which is located at 149 New Montgomery Street, San Francisco, California (the "Building"). Each reference in the Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Lease, the terms of the Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease.

                      TERMS OF LEASE
               (References are to the Lease)                            DESCRIPTION
               -----------------------------                            -----------
1. Date:                                                     July 22, 2004.

2. Landlord:                                                 149 NEW MONTGOMERY, LLC, a California
                                                             limited liability company

3. Address of Landlord                                       149 NEW MONTGOMERY, LLC
(Article 28.14):                                             1101 Fifth Avenue, Suite 300
                                                             San Rafael, CA 94901
                                                             Attention:  Jonathan Parker

                                                             and

                                                             Allen Matkins Leck Gamble & Mallory LLP
                                                             Three Embarcadero Center, 12th Floor
                                                             San Francisco, California 94111
                                                             Attention: Nancy Lundeen, Esq.

4. Tenant:                                                   REDENVELOPE, INC., a Delaware corporation

5. Address of Tenant                                         149 New Montgomery Street
   (Article 28.14):                                          San Francisco, California 94105
                                                             Attention:  Christopher Nordquist, Esq.

                                                             and

                                                             Morrison & Foerster LLP
                                                             425 Market Street
                                                             San Francisco, California 94105
                                                             Attention: Craig B. Etlin, Esq.

6. Premises (Article 1):                                     Approximately 28,000 rentable square feet
                                                             of space consisting of the entire 2nd and
                                                             3rd floors and a portion of the ground
                                                             floor of the Building, as set forth on
                                                             Exhibit A attached hereto. The rentable
                                                             area of the Premises is comprised of
                                                             11,195 rentable square feet on the 2nd
                                                             floor, 11,087 rentable square feet on the
                                                             3rd floor and 5,718 rentable square feet
                                                             on the ground floor.

7. Term (Articles 2 and 29).

         7.1 Lease Term:                                     Five (5) years, with two (2) options to
                                                             extend, the first of which shall be for
                                                             an additional two (2) years and the
                                                             second of which shall be for an
                                                             additional five (5) years.

         7.2 Lease Commencement Date                         The earlier of (i) the date upon which
                                                             Landlord delivers the Premises to Tenant
                                                             with that portion of Landlord's Work
                                                             described in Sections 1.1, 1.2.1 and
                                                             1.2.2 of the Tenant Work Letter
                                                             substantially complete or (ii) the date
                                                             upon which Tenant first commences to
                                                             conduct business in the Premises.

         7.3 Lease Expiration Date                           The last day of the month in which the
                                                             fifth (5th) anniversary of the Lease
                                                             Commencement Date occurs.

         7.4 Rent Commencement Date                          The earlier of (i) three (3) months
                                                             following the date upon which Tenant
                                                             first commences to conduct business in
                                                             the Premises or (ii) January 1, 2005

8. Base Rent (Article 3):

                       Lease                                         Monthly Installment of
                      Period                                                Base Rent
                     Years 1-5                                               $51,332
9. Additional Rent (Article 4).

         9.1 Base Year:                                      Calendar year 2005

         9.2 Tenant's Share of Direct Expenses:              41.03%

10. Use (Article 5):                                         General office use and/or professional
                                                             business purposes only.

11. Security Deposit (Article 21):                           $205,332, subject to the terms of Article 21

12. Brokers (Section 28.21):                                 BT Commercial Real Estate (Landlord's
                                                             Broker) Tory Corporate Real Estate
                                                             Advisors, Inc. dba The Staubach Company
                                                             (Tenant's Broker)

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
1.   REAL PROPERTY, BUILDING AND PREMISES................................         1
2.   LEASE TERM..........................................................         2
3.   BASE RENT...........................................................         2
4.   ADDITIONAL RENT.....................................................         2
5.   USE OF PREMISES.....................................................         7
6.   SERVICES AND UTILITIES..............................................         8
7.   REPAIRS.............................................................         9
8.   ADDITIONS AND ALTERATIONS...........................................         9
9.   COVENANT AGAINST LIENS..............................................        10
10.  INSURANCE...........................................................        11
11.  DAMAGE AND DESTRUCTION..............................................        12
12.  NO WAIVER...........................................................        14
13.  CONDEMNATION........................................................        14
14.  ASSIGNMENT AND SUBLETTING...........................................        14
15.  OWNERSHIP AND REMOVAL OF TRADE FIXTURES.............................        16
16.  HOLDING OVER........................................................        17
17.  ESTOPPEL CERTIFICATES...............................................        17
18.  SUBORDINATION.......................................................        17
19.  DEFAULTS; REMEDIES..................................................        18
20.  FORCE MAJEURE.......................................................        19
21.  SECURITY DEPOSIT....................................................        19
22.  SECURITY MEASURES...................................................        20
23.  SIGNS...............................................................        20
24.  COMPLIANCE WITH LAW.................................................        21
25.  LATE CHARGES........................................................        21
26.  LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT................        21
27.  ENTRY BY LANDLORD...................................................        22
28.  MISCELLANEOUS PROVISIONS............................................        22
29.  OPTION TERM.........................................................        26
30.  RIGHT OF FIRST OFFER................................................        28
31.  STORAGE SPACE.  ....................................................        29
32.  LEASE OF PERSONAL PROPERTY..........................................        29
33.  SECURITY DESK.......................................................        29

EXHIBITS

A  OUTLINE OF PREMISES
B  TENANT WORK LETTER
C  NOTICE OF LEASE TERM DATES
D  RULES AND REGULATIONS
E  ESTOPPEL CERTIFICATE
F  JANITORIAL SPECIFICATIONS
G  LEASED PERSONAL PROPERTY

                                      LEASE

      This Lease, which includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto and incorporated herein by this reference (the Lease and Summary to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between 149 NEW MONTGOMERY, LLC, a California limited liability company ("Landlord"), and REDENVELOPE, INC., a Delaware corporation ("Tenant").

1. REAL PROPERTY, BUILDING AND PREMISES.

      1.1 Lease of the Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6 of the Summary (the "Premises"), which Premises are located in and are a part of that certain building (the "Building") located at 149 New Montgomery Street, San Francisco, California. The Building shall be measured in accordance with the standards promulgated by the Building Owners and Managers Association (1996). The Building, any outside plaza areas, the land and other improvements surrounding the Building which are designated from time to time by Landlord as "Common Areas" (as defined below) appurtenant to or servicing the Building, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the "Real Property." Tenant shall have the non-exclusive right to use and enjoy in common with other tenants in the Building those portions of the Real Property which are provided for use in common by Tenant and any other tenants of the Real Property (the "Common Areas"). Subject to Landlord's reasonable rules and regulations and access control procedures, Tenant shall have the right of access to the Premises twenty-four (24) hours per day, seven (7) days per week during the Lease Term (as defined in Article 2). Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Building except as specifically set forth in this Lease and the Tenant Work Letter.

      1.2 Condition of the Premises. Landlord warrants to Tenant that on the Lease Commencement Date, the Premises and the Building (including all structural, mechanical, plumbing, HVAC and electrical systems, but excluding the Tenant Improvements constructed by Tenant pursuant to the Tenant Work Letter) shall be in good working condition and shall comply with all applicable requirements of building codes, California accessibility codes, laws and regulations (including, but not limited to, the Americans with Disabilities Act [42 U.S.C. SECTION 12101 ET SEQ.] (the "ADA")), and covenants or restrictions of record as in effect on the Lease Commencement Date (the "Building Warranty"). The Building Warranty shall not apply to any improvements or alterations made by Tenant, except as specifically set forth in the Work Letter Agreement. If the Premises do not comply with the Building Warranty, promptly after Landlord's receipt of written notice from Tenant given within one hundred twenty (120) days after the Lease Commencement Date specifying in detail the nature and extent of such non-compliance, Landlord, at Landlord's sole cost and expense, shall take such action as is reasonably necessary to remedy such non-compliance. Landlord further represents and warrants to Tenant that there is no Hazardous Material in or about the Building in violation of any applicable laws, and that if any such Hazardous Material is discovered in the Building and if removal of the same is required by law, then Landlord shall promptly remove such Hazardous Material at Landlord's sole cost and expense. Landlord agrees to indemnify and hold harmless Tenant from and against any and all claims, losses, liabilities and expenses (including reasonably attorneys' fees) sustained by Tenant attributable to (i) any Hazardous Materials placed on or about the Premises or the Building (other than by Tenant or its officers, directors, employees, agents, or guests), or
(ii) Landlord's breach of any provision of this Section 1.2. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste (including asbestos) which is regulated by any local governmental authority, the State of California or the Federal government.

2. LEASE TERM. The terms and provisions of this Lease shall be effective as of the later of (i) date of this Lease, or (ii) the date Tenant receives a fully executed SNDA (as defined in Section 18 below). The term of this Lease (the "Lease Term") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") set forth in Section 7.2 of the Summary (subject to the terms of the Tenant Work Letter) and shall terminate on the date (the "Lease Expiration Date") set forth in Section 7.3 of the Summary, unless sooner terminated or extended as hereinafter provided. At any time during the Lease Term, Landlord may deliver to Tenant a notice of Lease Term dates in the form as set forth in Exhibit C attached hereto, which notice Tenant shall execute and return to Landlord within five (5) days of receipt thereof.

3. BASE RENT. From and after the Rent Commencement Date, Tenant shall pay, without notice or demand, except as otherwise set forth in this Lease, to Landlord at its office located at 1101 - 5th Avenue, Suite 300, San Rafael, California 94901, in lawful money of the United States of America, base rent ("Base Rent") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each month during the remainder of the Lease Term, without any setoff or deduction whatsoever, except as otherwise set forth in this Lease. The Base Rent for the first full month of the Lease Term, which occurs after the expiration of any free rent period, shall be paid at the time of Tenant's execution of this Lease. If any rental payment date (including the Rent Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

4. ADDITIONAL RENT.

      4.1 Additional Rent. In addition to paying the Base Rent specified in
Article 3 of this Lease, Tenant shall pay as additional rent Tenant's Share of the annual Direct Expenses, which are in excess of Direct Expenses incurred in the Base Year (as defined in Section 4.2.1 below); provided, however, that in no event shall Tenant's Share of the annual Direct Expenses (excluding Tax Expenses, insurance costs and utility costs) for any Expense Year increase by more than five percent (5%) over Tenant's Share of such expenses that Tenant was obligated to pay for the previous Expense Year. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

      4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

            4.2.1 "Base Year" shall be the period set forth in Section 9.1 of the Summary.

            4.2.2 "Direct Expenses" shall mean Operating Expenses and Tax Expenses.

            4.2.3 "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change; provided further that Landlord shall not change the original Base Year.

            4.2.4 "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Real Property, including, without limitation, any amounts paid for (i) the cost of supplying all utilities to the Common

Areas, the cost of operating, maintaining, repairing, renovating and managing the utility systems serving the Building, mechanical systems, sanitary and storm drainage systems, and elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses (provided that the cost of such contests shall not exceed the financial benefit if such contest is successful), and the costs incurred in connection with the implementation and operation of a transportation system management program or similar program, if required by applicable law; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Real Property and/or the Building, provided further that such amounts shall not be more than amounts carried by landlords of Comparable Buildings (as defined below); (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Building; (v) fees, charges and other costs, including reasonable consulting fees, reasonable legal fees and reasonable accounting fees, of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Building and Real Property; (vi) any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (vii) wages, salaries and other compensation and benefits of all persons at or below the level of Building manager engaged in the operation, management, maintenance or security of the Building, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord at or below the level of Building manager provide services for more than one building of Landlord, then a prorated portion of such employees' wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Building; (viii) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Building; (ix) operation, repair, maintenance and replacement of all Building systems and equipment and components thereof; (x) the cost of janitorial service to the Building, alarm and security service, window cleaning, trash removal from the Building, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xi) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building and Real Property; and (xii) the cost of any capital improvements or other costs (I) which will significantly act as a labor-saving device or significantly effect other economies in the operation or maintenance of the Building, (II) made to the Building that are required under any governmental law or regulation or any amendment thereto enacted or otherwise first effective after the Lease Commencement Date, or (III) which are reasonably determined by Landlord to be necessary for the health, welfare and safety of the tenants of the Building and/or the Real Property; provided, however, that if any such cost described in
(I). (II) or (III), above, is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, provided that such work or service is not provided or offered to Tenant, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building is not fully occupied during all or a portion of the Base Year or any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building been fully occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof. Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses among different classification of tenants of the Building (the "Cost Pools"). Such Cost Pools may include, but shall not be limited to, the office space tenants of the Building and the retail space tenants of the Building. Notwithstanding anything to the contrary set forth in this Article 4, when calculating Direct Expenses for the Base Year, Operating Expenses shall exclude market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages.

            4.2.5 Exclusions to Operating Expenses. In addition to any exclusions to Operating Expenses set forth in Section 4.2.4 above, the following shall also not be included in Operating Expenses: (i) costs, including marketing costs, legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the leasing of the Building, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants occupying space in the Building; (ii) rental concessions granted to specific tenants and expenses incurred in renovating or otherwise improving or decorating, painting, or redecorating space for specific tenants, other than ordinary repairs and maintenance provided to all tenants; (iii) depreciation and other "non-cash" items; (iv) costs, fines, interest and penalties incurred due to the late payment of Taxes; (v) interest and principal payments on mortgages and other debt costs, if any; (vi) costs for which Landlord is actually reimbursed (x) by any tenant or occupant of the Building, or (y) by insurance by its carrier or any tenant's carrier or by anyone else; (vii) any bad debt loss, rent loss, or other reserves of any kind or nature; (viii) management fees in excess of three percent (3%) of the annual gross revenues of the leases in the Building, (ix) costs associated with the operation of the business of the partnership or entity which constitutes Landlord include costs of partnership, accounting and legal matters (excluding accounting and legal matters related to the Building), costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants, and Landlord's general corporate overhead and general and administrative expenses; (x) [intentionally deleted] (xi) the cost of any services in the Building provided by Landlord or any Landlord Affiliate (as defined below) to the extent the same exceeds the costs of such services rendered by qualified, unaffiliated third parties on a competitive basis in the San Francisco area (as used herein, a "Landlord Affiliate" shall mean an entity that (i) controls, is controlled by or is under common control with, Landlord, or (ii) acquires all or substantially all of the business and assets of Landlord or a division thereof or results from a merger with Landlord or such a division; and a party shall be deemed to "control" another party for purposes of the aforesaid definition only if the first party owns more than fifty percent (50%) of the stock or other beneficial interests of the second party); (xii) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (xiii) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings or other objects of art; (xiv) any costs expressly excluded from Operating Expenses elsewhere in this Lease; (xv) rent for any office space occupied by Building management personnel to the extent (x) the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings, with adjustment where appropriate for the size of the applicable Building, (y) the size of such office exceeds 1,500 useable square feet, or (z) the base rent for such office exceeds the then base rental rate for the Premises; (xvi) costs arising from the uninsured gross negligence or willful misconduct of Landlord or Landlord's Agents; (xvii) costs arising from the presence of Hazardous Materials in or about the Building that were present at the Building prior to the Lease Commencement Date or costs arising from the use, disposal or release of Hazardous Materials by other tenants in the Building; (xviii) costs arising from Landlord's charitable or political contributions; (xix) any gifts provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents; (xx) the cost of any magazine, newspaper, trade or other subscriptions; (xxi) costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is (x) reimbursed in insurance proceeds or would have been reimbursed had Landlord obtained the insurance policies that Landlord is required to carry pursuant to this Lease, or (y) reimbursed by warranties that Landlord has obtained in connection with the construction of the Building; (xxii) costs incurred in connection with the sale, financing or refinancing of the Building; (xxiii) any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases; (xxiv) Landlord's costs of electricity and other services sold or provided to tenants in the Building and for which Landlord is entitled to be reimbursed by such tenants as a separate additional charge or rental over and above the base rental or additional base rental payable under the lease with such tenant; (xxv) all items (including repairs) and services for which Tenant or other tenants pay directly to third parties or for which Tenant or other tenants reimburse Landlord (other than through Operating Expenses); (xxvi) advertising and promotional expenditures; (xxvii) attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of the Building or with prospective tenants (other than attorneys' fees, costs and disbursements and other expenses incurred by Landlord in seeking to enforce Building rules and regulations); (xxviii) reserves, including reserves for capital items, bad debts, or rental losses; and (xxix) any other expense or charge which, in accordance with general industry practice with respect to the operation of a first-class office building, would not be construed as an operating expense.

            4.2.6 "Tax Expenses" shall mean, subject to Section 4.5 below, all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, special assessment district payments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building), which Landlord shall pay because of or in connection with the ownership, leasing and operation of the Real Property or Landlord's interest therein. Tax Expenses shall include, without limitation: (i) any tax on Landlord's rent, right to rent or other income from the Real Property or as against Landlord's business of leasing any of the Real Property; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;
(iii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises. Notwithstanding the foregoing, in no event shall Tenant's Share of annual Tax Expenses for any Expense Year increase by more than two percent (2%) over Tenant's Share of Tax Expenses for the previous Expense Year.

            4.2.7 "Tenant's Share" shall mean the percentage set forth in
Section 9.2 of the Summary.

      4.3 Calculation and Payment of Additional Rent.

            4.3.1 Calculation of Excess and Underage. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of Direct Expenses for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section
4.3.2 below, and as Additional Rent, an amount equal to such excess (the "Excess").

            4.3.2 Statement of Actual Direct Expenses and Payment by Tenant. Within one hundred twenty (120) days following the end of each Expense Year, Landlord shall give to Tenant a statement (the "Statement") which Statement shall state the actual Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess or underage. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as Estimated Excess (as defined in Section 4.3.3 below). Any overpayment by Tenant of Tenant's Share of Direct Expenses for the applicable Expense Year set forth in the Statement shall be credited towards the Rent next due or returned to Tenant in a lump sum payment within thirty (30) days after delivery of such Statement. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days of receipt of a Statement setting forth the Excess, pay to Landlord and if an underage is present, Landlord shall, within thirty (30) days after delivery of such Statement, pay to Tenant, an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

            4.3.3 Statement of Estimated Direct Expenses. Within one hundred twenty (120) days following the start of the applicable Expense Year, Landlord shall give Tenant a yearly expense estimate statement (the "Estimate Statement") which Estimate Statement shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Excess (the "Estimated Excess") as calculated by comparing Tenant's Share of Direct Expenses, which shall be based upon the Estimate, to Tenant's Share of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

            4.3.4 Audit Rights. Tenant may, within ninety (90) days after receiving the Statement, give Landlord written notice ("Review Notice") that Tenant intends to review Landlord's records of the Direct Expenses set forth in the Expense Year covered by such Statement; provided that (i) there exists no uncured Event of Default, (ii) Tenant has paid all amounts required to be paid under such Statement, and (iii) any accounting firm engaged by Tenant to perform such review and/or audit may not be retained on a contingency fee basis. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. Tenant may conduct a review of Landlord's books and records in-house. Except as set forth below, Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within sixty (60) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to the Statement. If Tenant fails to give Landlord an Objection Notice within the sixty (60) day period or fails to provide Landlord with a Review Notice within the ninety (90) day period described above, Tenant shall be deemed to have approved the Statement and shall be barred from raising any claims regarding the Direct Expenses set forth in the Statement. In the event that Tenant determines on the basis of its review of Landlord's books and records that the amount of Direct Expenses paid by Tenant pursuant to this Section 4 or the period covered by such Statement is less than or greater than the actual amount properly payable by Tenant under the terms of this Lease, If as the result of such review and/or audit Tenant disputes the amount of Direct Expenses for the Expense Year under inspection, Landlord and Tenant shall meet and attempt in good faith to resolve the dispute. If the parties are unable to resolve the dispute within sixty (60) days after completion of such review and/or audit, then Tenant shall have the right to submit the dispute to arbitration, which right shall be exercised, if at all, by delivering a notice of election to arbitrate to Landlord not later than the last day of said sixty
(60) day period. Landlord and Tenant shall agree, within fifteen (15) days after Tenant's delivery of the arbitration election, to retain an arbitrator who shall be an unaffiliated, reputable certified public accountant who is a member of a reputable independent nationally or regionally recognized certified public accounting firm, and who has had at least five (5) years of experience in reviewing financial operating records of landlords of office buildings. The arbitration shall be limited to the determination of the appropriate amount of Direct Expenses, as relevant to the subject of the dispute, for the Expense Year under review. The decision of the arbitrator shall be delivered simultaneously to Landlord and Tenant, and shall be final and binding upon Landlord and Tenant. If the arbitrator determines that the amount of Direct Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days following delivery of the arbitrator's decision, without interest. All costs and expenses of the arbitration shall be paid by Tenant unless the final determination in such arbitration is that Landlord overstated operating expenses for the applicable calendar year by more than three percent (3%) of the originally reported Direct Expenses, in which case Landlord shall pay all costs and expenses of the arbitration. Tenant shall keep any information gained from its review and/or audit of Landlord's books and records confidential and shall not disclose such information to any other party, except Tenant's consultants or as required by law.

      4.4 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

            4.4.1 Said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

            4.4.2 Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Real Property;

            4.4.3 Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or

            4.4.4 Said assessments are levied or assessed upon the Real Property or any part thereof or upon Landlord and/or by any governmental authority or entity, and relate to the construction, operation, management, use, alteration or repair of mass transit improvements.

      4.5 Tax Expenses Relating to a Reassessment of the Building. Notwithstanding anything to the contrary contained in this Lease, in the event that, at any time during the Lease Term, any change in ownership of the Building is consummated (irrespective of whether such change is accomplished by transferring title to the Building or ownership interest or stock of Landlord) (the "Sale"), and as a result thereof, and to the extent that in connection therewith, the Building is reassessed (the "Reassessment") for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13 or any other applicable law, then Tenant shall not be obligated to pay any portion of the Tax Increase for the remainder of the Lease Term (including any Option Term). For purposes of this Section 4.5, the term "Tax Increase" shall mean that portion of the Tax Expenses, as calculated immediately following the Reassessment, which is attributable solely to the Reassessment. Accordingly, the term Tax Increase shall not include any portion of the Tax Expenses, as calculated immediately following the Reassessment, which is attributable (i) to assessments which were pending immediately prior to the Reassessment, which assessments were not related in any way to the Sale, but were conducted during, and included in, such Reassessment, (ii) to the annual inflationary increase of real estate taxes, but not in excess of two percent (2.0%) per annum over the Base Year, or (iii) to Tax Expenses calculated prior to the Reassessment without including any Proposition 8 reduction.

5. USE OF PREMISES. Tenant shall use the premises only for the purpose as set forth in Section 10 of the Summary (the "Permitted Use") and for no other use or purpose, unless first approved in writing by Landlord, which approval Landlord may withhold in its sole discretion. Tenant agrees that it shall not use, or permit any person to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of any local, municipal or county governing body or other lawful authorities having jurisdiction over the Building. Tenant shall comply with all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, affecting the Real Property which may be entered into after the date of this Lease; provided, however, that in no event shall the foregoing documents adversely affect the rights of Tenant in any material way, and Tenant shall have received copies of the documents prior to the execution thereof. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of any Hazardous Material (as defined in Section 1.2 above), except for the use of ordinary office supplies in compliance with all applicable laws and regulations.

6. SERVICES AND UTILITIES.

      6.1 Standard Tenant Services. Landlord shall provide the following services and utilities twenty-four (24) hours per day on every day during the Lease Term, unless otherwise stated below.

            6.1.1 Subject to reasonable change implemented by governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises ("HVAC") from Monday through Friday (excluding Holidays, "Business Days") from 8 a.m. to 6 p.m., and on Saturday from 9:00 a.m. to 1:00 p.m., except for the date of observation of locally recognized holidays (collectively, "Holidays"). The daily time periods identified hereinabove are sometimes referred to as the "Business Hours." Upon reasonable prior notice by Tenant from time to time, Landlord shall provide HVAC adequate for the comfortable use and occupancy of the Premises outside Business Hours. Tenant agrees to pay for such after-hours HVAC at Landlord's direct cost without start-up charges or markup, subject to a limit on annual increases in the hourly charge for after-hours HVAC of five percent (5%). There shall be no minimum usage requirement and notwithstanding the immediately foregoing sentence, Tenant shall not be charged for cooling and condenser water during the Term (including any Option Term), and if Landlord is providing HVAC outside Business Hours to Tenant and another tenant, then the hourly charge for after-hours HVAC shall be prorated.

            6.1.2 Landlord shall at all times provide in the Premises, five (5) watts of demand load electricity for connectivity and outlets and 1.3 watts per rentable square foot of demand load for lighting (per Title 24 of the California Code of Regulations). Landlord shall also provide (i) city water for use in connection with any plumbing fixtures now or hereafter installed in the Premises and the Building in accordance with this Lease, and (ii) nonexclusive automatic passenger elevator service at all times. Landlord may increase the hours or days during which air conditioning, heating and ventilation are provided to the Premises and the Building to accommodate the usage by tenants occupying two-thirds or more of the rentable square feet of the Building or to conform to practices of other buildings in the area comparable to the Building.

            6.1.3 Landlord shall provide janitorial service to the Premises from Monday through Friday, except on Holidays, as further described on Exhibit F attached hereto.

            6.1.4 Except as otherwise expressly provided in this Lease, Tenant shall pay to Landlord, within ten (10) days after billing, the cost of all utilities provided to the Premises, which cost shall be calculated by prorating the cost of all utilities provided to the Building among all tenants, as reasonably determined by Landlord.

      6.2 Interruption of Use. Subject to the provisions of this Section 6.2, Tenant agrees that Landlord shall not be liable for damages, by abatement of rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof (collectively or individually, "Service Failure"), when such Service Failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such Service Failure or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any services or utilities. Notwithstanding anything set forth herein, if the Premises, or a material portion of the Premises, is made untenantable (meaning that Tenant is unable to use the Premises in the normal course of its business) for a period in excess of seven (7) consecutive Business Days as a result of the Service Failure, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the eighth (8th) consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises has not been rendered untenantable by the Service Failure, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises rendered untenantable and not used by Tenant.

7. REPAIRS. Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term. Tenant shall, at Tenant's own expense, promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord's option, or if Tenant fails to make such repairs within a reasonable time following such damage, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the reasonable cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for overhead, general conditions, fees and other reasonable costs or reasonable expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises after twenty-four (24) hours' prior notice to Tenant (except in the event of an emergency) to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Landlord shall use commercially reasonable efforts to minimize any interference with the normal course of Tenant's business in conducting the repairs set forth herein, provided that such repairs may be performed during Business Hours. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code, or under any similar law, statute, or ordinance now or hereafter in effect. Landlord agrees to maintain the exterior of the Building facing New Montgomery Street in good and clean condition, including, but not limited to, the regular removal of any graffiti.

8. ADDITIONS AND ALTERATIONS.

      8.1 Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") (i) in excess of Fifty Thousand Dollars ($50,000.00), or (ii) which affect the Building systems or structure, without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than twenty (20) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord. In the event Landlord consents to the Alterations, Landlord shall notify Tenant at the time Landlord provides its consent ("Removal Notice"), whether Tenant shall be obligated to remove the Alterations at the expiration of the Term. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter attached hereto as Exhibit B, and not the terms of this Article 8.

      8.2 Manner of Construction. All work with respect to any Alterations must be done by contractors and subcontractors approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), in a good and workmanlike manner in compliance with all applicable laws and with Landlord's reasonable construction rules and regulations, and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or the common areas for any other tenant of the Building, and as not to obstruct the business of Landlord or other tenants in the Building, or interfere with the labor force working in the Building. In the event that Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations.

      8.3 Payment for Improvements. Upon completion of any Alterations, upon Landlord's request, Tenant shall deliver to Landlord unconditional waivers and releases upon final payment with respect to all liens for labor, services or materials. Tenant shall reimburse Landlord for the reasonable out-of-pocket costs and expenses actually incurred by Landlord in connection with Landlord's review of such work and/or the related plans and specifications; provided, however, that in no event shall such costs and expenses exceed (i) One Thousand Five Hundred Dollars ($1,500.00), if the cost of the Alterations is Fifty Thousand Dollars ($50,000.00) or less, or (ii) Three Thousand Dollars ($3,000.00), if the cost of the Alterations exceeds Fifty Thousand Dollars ($50,000.00).

      8.4 Landlord's Property. All Alterations, improvements, fixtures and/or permanently affixed equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord. If, pursuant to the Removal Notice, Tenant is obligated to remove the Alterations at the expiration of the Term and Tenant does not desire to do so, Tenant shall notify Landlord of such fact within ten (10) Business Days after receipt of the Removal Notice. Landlord may then, at its option, require Tenant to pay, prior to the expiration of the Term, an amount reasonably determined by Landlord as necessary to cover the cost of demolishing such Alterations and/or the cost of returning the Premises to its condition prior to such Alterations (the "Alterations Removal Deposit"), reasonable wear and tear, damage by casualty and condemnation excepted. Upon payment of the Alterations Removal Deposit to Landlord, notwithstanding anything set forth in Landlord's notice of consent to such Alterations or in this Lease, Tenant shall have no obligation to remove such Alterations at the expiration of the Term. Notwithstanding the foregoing, Tenant shall not be required to remove the Tenant Improvements constructed pursuant to the Tenant Work Letter attached hereto as Exhibit B. If Tenant fails to complete the removal of any Alterations that Tenant is required to remove under this Lease and/or to repair any damage caused by the removal of any such Alterations, Landlord may do so and may charge the reasonable cost thereof to Tenant. Except as set forth in this Section 8.4, Tenant hereby indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises.

9. COVENANT AGAINST LIENS. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and reasonable costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

10. INSURANCE.

      10.1 Indemnification and Waiver. To the extent not prohibited by law and as otherwise set forth in this Lease, Landlord, its partners, shareholders and members and their respective officers, directors, agents, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant, its partners, shareholders and members and their respective officers, directors, agents, servants, employees, and independent contractors (collectively, "Tenant Parties") or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises either prior to (only with respect to, or in connection with, the Tenant Improvement Work described in Exhibit B or the activities of Tenant or any Tenant Parties in or about the Premises), during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Landlord. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

      10.2 Tenant's Compliance with Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

      10.3 Tenant's Insurance. Tenant shall maintain Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than $2,000,000.00 for each occurrence and $2,000,000.00 annual aggregate. In addition, Tenant shall carry Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, and (ii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

      10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-VIII in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Building is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor.

      10.5 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

      10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this
Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord; provided, however, that unless otherwise required by any holder of a deed of trust on the Building, Landlord shall not increase such coverage amounts (i) more than once in any twelve (12) month period or (ii) in excess of coverage amounts required of tenants in Comparable Buildings.

11. DAMAGE AND DESTRUCTION.

      11.1 Repair of Damage to Premises by Landlord. If the Premises or any common areas of the Building serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the base, shell and core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the base, shell and core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building, or the lessor of a ground or underlying lease with respect to the Real Property and/or the Building, or any other modifications to the common areas deemed reasonably necessary by Landlord (provided that, if there are insufficient insurance proceeds to cover any increase in cost as a result of such modifications to the common areas that are not required by zoning and building codes and other laws, when compared to the cost of restoring the common areas to the condition existing immediately prior to such casualty (the "Differential"), the Differential shall not be deemed an Operating Expense and passed through to Tenant); and provided, further, that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon occurrence of any damage to the Premises, provided this Lease is not terminated pursuant to Sections 11.2 or 11.3 below, Tenant may elect to either (i) restore the damaged Tenant Improvements and/or Alterations (collectively, "Damaged Improvements") itself in compliance with Article 8 above, or (ii) require Landlord to restore the Damaged Improvements, which upon completion, such Damaged Improvements will comply with Section 8.2, provided that if Tenant elects to require Landlord to restore the Damaged Improvements, then Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance carried under
Section 10.3 of this Lease and Tenant shall pay the Differential with respect to the Tenant Improvements prior to Landlord's repair of such damage. If such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, and if such damage is not the result of the willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, from and after the date of such damage, Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant until the Premises have been restored. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof.

      11.2 Landlord's Option to Terminate. Notwithstanding the terms of Section
11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of such damage, such notice to include a termination date giving Tenant ninety
(90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred eighty (180) days after the casualty (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or ground or underlying lessor with respect to the Real Property and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies, provided however, that Landlord shall have no right to terminate this Lease by reason of insufficient insurance proceeds if the damage is relatively minor (for the purpose of this Section 11.2, damage shall be deemed to be "relatively minor" if the repair or restoration would cost less than five percent (5%) of the replacement cost of the Building). In addition, in the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after the date of such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

      11.3 Tenant's Option to Terminate. In the event that the Premises is destroyed or damaged to any substantial extent (for purposes of this Section 11.3, damage "to any substantial extent" shall mean that more than sixty (60) days are reasonably required to repair such damage), as reasonably determined by Landlord, during the last twelve (12) months of the Lease Term, then notwithstanding anything contained in this Article 11, Tenant shall have the option to terminate this Lease by giving written notice to Landlord of the exercise of such option within thirty (30) days after the date of such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. If the Premises is damaged or destroyed such that the Premises cannot be substantially repaired or restored by Landlord within one hundred eighty (180) days after the casualty, then Tenant may terminate this Lease upon notice thereof to Landlord, which notice shall be given, if at all, within thirty (30) days after Landlord's reasonable determination that the Premises cannot be restored within one hundred eighty (180) days after the casualty without incurring overtime or similar charges. Upon any such termination of this Lease pursuant to Sections 11.2 or 11.3, Tenant shall pay, if any, the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

      11.4 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute or regulation of the state in which the Building is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property.

12. NO WAIVER. No waiver of any provision of this Lease shall be implied by (i) any failure of either party to insist in any instance on the strict keeping, observance or performance of any covenant or agreement contained in this Lease or exercise any election contained in this Lease, or (ii) any failure of either party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently. Any waiver by either party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated.

13. CONDEMNATION. If the whole or any part of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Building, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

14. ASSIGNMENT AND SUBLETTING.

      14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, encumber or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, or sublet the Premises or any part thereof (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). To request Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include
(i) the proposed effective date of the Transfer, which shall be not less than thirty (30) days after the date of delivery of the Transfer Notice (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including an estimated calculation of the "Transfer Premium," as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord, which will enable Landlord to determine the financial responsibility of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. In no event shall Landlord be entitled to take back all or any portion of the Subject Space. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute an Event of Default. Whether or not Landlord shall grant consent, Tenant shall pay Landlord's actual and reasonable costs (including, but not limited to, review and processing fees, as well as any reasonable legal fees incurred by Landlord), within thirty (30) days after written request by Landlord.

      14.2 Landlord's Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

            14.2.1 The Transferee is engaged in a business which is not consistent with the quality of the Building;

            14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

            14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

            14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

            14.2.5 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease;

            14.2.6 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant; or

            14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Building at the time of the request for consent and there will be comparable space in the Building for the comparable term when the term of the Transfer shall commence, (ii) is negotiating with Landlord to lease space in the Building at such time, or (iii) has negotiated with Landlord during the three (3)-month period immediately preceding the Transfer Notice and there will be comparable space in the Building for the comparable term when the term of the Transfer shall commence.

      If Landlord consents to any Transfer pursuant to the terms of this Section 14.2, Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to
Section 14.1 of this Lease.

      14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, less the reasonable costs incurred by Tenant in connection with such Transfer, including, without limitation, marketing costs, tenant improvement costs, attorneys' fees and brokerage fees. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or any payment in excess of fair market value for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

      14.4 Non-Transfers. Notwithstanding anything to the contrary contained in
Article 14 of this Lease, an assignment or subletting by Tenant of all or a portion of the Premises or this Lease to, or the use of all or a portion of the Premises by, (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under common control with Tenant (all such persons or entities described in (i) and (ii) being sometimes hereinafter referred to as "Affiliates"), shall not require Landlord's consent and shall not be deemed a Transfer under Article 14 of this Lease, provided that (a) any such Affiliate was not formed as a subterfuge to avoid the obligations of Article 14 of this Lease, (b) Tenant gives Landlord at least ten (10) days' prior notice of any such assignment or sublease to an Affiliate, (c) any such assignment or sublease or use shall be subject and subordinate to all of the terms and provisions of this Lease, and such Affiliate shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease or other use, all the obligations of Tenant under this Lease with respect to the portion of the Premises which is the subject of such assignment or sublease or other use (other than the amount of Base Rent payable by Tenant with respect to a sublease), and
(d) Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease.

      14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish within fifteen (15) Business Days after Landlord's request, a complete statement, certified by Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right upon five (5) Business Days' prior written notice, to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If an independent certified public accountant finds the Transfer Premium respecting any Transfer (i) understated, Tenant shall, within thirty
(30) days after demand, pay the deficiency or (ii) overstated, Landlord shall refund to Tenant within thirty (30) days after determination of such amount, the amount overstated. If the independent certified public accountant finds that the Transfer Premium has been understated by more than three percent (3%), Tenant shall pay the cost of such audit.

      14.6 Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a corporation or a limited liability company, (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the ownership interests in Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of more than fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

15. OWNERSHIP AND REMOVAL OF TRADE FIXTURES

      15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.

      15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, casualty and condemnation excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant (or any of its subtenants) at its (or their) expense in the Premises, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

16. HOLDING OVER. If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

17. ESTOPPEL CERTIFICATES. Within fifteen (15) Business Days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Real Property, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. In connection with the execution and delivery of each such estoppel certificate by Tenant other than the first such estoppel certificate delivered by Tenant hereunder, Landlord shall reimburse Tenant for its reasonable attorneys' fees.

18. SUBORDINATION. This Lease is subject and subordinate to all present and future ground or underlying leases of the Real Property and to the lien of any mortgages or deeds of trust, now or hereafter in force against the Real Property and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or deed of trust, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto; provided, however, that the subordination of this Lease to any mortgage or deed of trust or any ground or underlying lease is subject to Tenant's receipt of a commercially reasonable non-disturbance agreement from the holder of such mortgage or deed of trust or such ground or underlying lease. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease, provided that such purchaser or lessor agrees that Tenant's use and possession of the Premises pursuant to the terms of this Lease shall not be disturbed so long as there is no continuing Event of Default. Tenant shall, within fifteen (15) Business Days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. So long as Tenant's right to quiet enjoyment of the Premises is not disturbed, Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Landlord shall provide to Tenant a commercially reasonable non-disturbance agreement from the holder of the existing deed of trust on the Real Property prior to execution of this Lease by both parties hereto, provided that Tenant executes such subordination, non-disturbance and attornment agreement ("SNDA") as may be required by such lender in form reasonably acceptable to Tenant.

19. DEFAULTS; REMEDIES.

      19.1 Events of Default. The occurrence of any of the following shall constitute a default (an "Event of Default") under this Lease by Tenant:

            19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) days of when due more than twice in any given twelve (12) month period;

            19.1.2 Any failure by Tenant to respond to Landlord's request under
Article 17 or 18 within the time permitted therein for such response; or

            19.1.3 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or

            19.1.4 Abandonment (as defined in California Civil Code Section 1951.3) of the Premises by Tenant.

      19.2 Remedies Upon Default. Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

            19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following: (i) the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

      The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

            19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

      19.3 Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any Event of Default, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

      19.4 Waiver of Default. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

20. FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

21. SECURITY DEPOSIT. Concurrently with Tenant's execution of this Lease, Tenant shall deposit a cash security deposit (the "Security Deposit") with Landlord in the amount set forth in Section 11 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. Upon an occurrence of an Event of Default, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other amounts due, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of an Event of Default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of an Event of Default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five
(5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a deemed an Event of Default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be

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performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant within sixty (60) days following the expiration of the Lease Term. Landlord is not required to keep Tenant's Security Deposit separate from its general funds, and Tenant is not entitled to interest on such Security Deposit. Should Landlord sell its interest in the Premises during the Lease Term and deposit with the purchaser thereof the then unappropriated Security Deposit funds, Landlord will be discharged from any further liability with respect to such Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any Tenant Parties (as defined in Section 10.1 above). Notwithstanding anything to the contrary set forth in this Section 21, it is hereby agreed that the Security Deposit shall be reduced by Fifty-One Thousand Three Hundred Thirty-Two Dollars ($51,332) on each of the first three (3) anniversaries of the Lease Commencement Date, provided that no Event of Default has occurred and is continuing; provided, however, that the Security Deposit shall not be reduced below Fifty-One Thousand Three Hundred Thirty-Two Dollars ($51,332).

22. SECURITY MEASURES. Landlord shall provide a security guard on site at the Building and primarily stationed in the lobby Monday through Friday, from 7:00 a.m. to 7:00 p.m. In addition, Landlord shall maintain a card reader system for building access during non-business hours and shall provide key cards to Tenant's employees free of charge. Tenant hereby acknowledges that Landlord shall have no obligation to provide any other guard service or other security measures for the benefit of the Premises or the Building. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide other security protection for the Building. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord provides may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall reasonably cooperate in any reasonable safety or security program developed by Landlord or required by law.

23. SIGNS.

      23.1 In General. Tenant shall be entitled to Building standard signage in the Building lobby directory on the ground floor of the Building, at Landlord's sole cost and expense. Tenant shall be further entitled to exterior Building signage over the main entrance to the Building (similar to the existing tenant's signage) ("Tenant's Marquee Sign"), and two (2) "blade" signs affixed on the front of the Building facing New Montgomery Street, south of the main entrance (collectively, the "Exterior Signage"), provided that neither of such blade signs may be greater in dimension than the existing Utrecht blade sign (the "Utrecht Sign"), all at Tenant's sole cost and expense, which Exterior Signage shall be subject to Landlord's approval, not to be unreasonably withheld, conditioned or delayed, and subject to City approval; provided, however, that Tenant shall retain the rights to such Exterior Signage only if Tenant is occupying and not subletting in the aggregate more than one (1) full floor of the Building plus the portion of the Premises located on the ground floor of the Building. Subleased space shall not be considered occupancy for the purpose of this Section 23.1. If at the time Tenant opens for business in the Premises the ground floor space adjacent to the Premises has not been leased and is still vacant, then Tenant shall have the right, at Tenant's sole cost and expense, to affix a third "blade" sign on the front of the Building facing New Montgomery Street, between the main entrance and the Utrecht Sign, provided that Tenant must immediately remove such "blade" sign, at Tenant's sole cost and expense, as soon as Landlord notifies Tenant that all or a portion of such space has been leased. Tenant shall have the right to apply a portion of the Tenant Improvement Allowance (as defined in Exhibit B attached hereto) to add ornamental lighting to the alcove at the entry to the Building, which lighting shall be subject to Landlord's approval, not to be unreasonably withheld. In addition, Tenant shall be entitled, at its sole cost and expense, to identification signage outside of Tenant's Premises on the floors on which Tenant's Premises are located. The

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location, quality, design, style, lighting and size of such signage shall be consistent with the Landlord's Building standard signage program and shall be subject to Landlord's prior written approval, not to be unreasonably withheld, conditioned or delayed. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of all of its signage, including the Exterior Signage and its identification signage, and the repair of all damage to the Building caused by such removal.

      23.2 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as otherwise provided in Section 23.1 above, Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Building or the Real Property. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole discretion.

24. COMPLIANCE WITH LAW. Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures affecting the Premises or Tenant's use of the Premises, other than the making of structural changes, changes to the Building's life safety system or Landlord's Work. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The final, non-appealable judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

25. LATE CHARGES. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after said amount is due, or if any check delivered to Landlord by Tenant shall be returned for insufficient funds, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due. In addition to the late charge, in the event any check is returned for insufficient funds, Tenant shall pay to Landlord, as additional rent, the sum of $25.00. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid when due shall thereafter bear interest until paid at an annual rate equal to the prime rate published by the Wall Street Journal from time to time plus two percent (2%) per annum, provided that in no case shall such rate be higher than the highest rate permitted by applicable law. In the event that more than one (1) check of Tenant is returned for insufficient funds in any twelve (12) month period, Landlord shall have the right to require that any or all subsequent payments by Tenant to Landlord be in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, notwithstanding any prior practice of accepting payments in any different form.

26. LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT.

      26.1 Landlord's Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

      26.2 Tenant's Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures reasonably made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

27. ENTRY BY LANDLORD. Landlord reserves the right at all reasonable times and upon twenty-four (24) hour prior notice to the Tenant (except in the event of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground or underlying lessors; (iii) post notices of nonresponsibility; (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building; (v) perform services required of Landlord under this Lease; or
(vi) perform any covenants of Tenant which Tenant fails to perform beyond any applicable notice and cure period. During any entry to the Premises as set forth in this Section 27, Landlord shall use commercially reasonable efforts to minimize interference with Tenant's business. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

28.   MISCELLANEOUS PROVISIONS.

      28.1 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

      28.2 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, as long as such work is being diligently performed, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

      28.3 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building require a modification or modifications of this Lease, which modification or modifications will not cause any increased cost or expense to Tenant or in any other way materially or adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute documents reasonably required therefor and deliver the same to Landlord within fifteen (15) Business Days following the request therefor. Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within fifteen (15) Business Days following the request therefor. Landlord shall promptly reimburse Tenant for all of reasonable, out-of-pocket Tenant's costs (including, but not limited to reasonable attorneys' fees) associated with the review and execution of any of the documents discussed herein.

      28.4 Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and Building and in this Lease, and Tenant agrees that in the event of any such transfer, and in the event that such transferee expressly assumes all the obligations of Landlord with respect to this Lease, Landlord shall be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer; provided, however, that if Landlord has not delivered the Security Deposit to the transferee, then Landlord shall remain liable to Tenant for that portion of the Security Deposit to which Tenant is entitled pursuant to
Section 21 above. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Real Property and Building (or the proceeds from the sale of the Building) and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

      28.5 Prohibition Against Recording. Except as provided in Section 28.3 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

      28.6 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

      28.7 Application of Payments. Landlord shall have the right to apply payments which are past due and received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

      28.8 Time of Essence. Time is of the essence of this Lease and each of its provisions.

      28.9 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

      28.10 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

      28.11 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.

      28.12 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building.

      28.13 Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

      28.14 Notices. All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, a reputable overnight courier (e.g. United Parcel Service and Federal Express) or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused) if personally delivered, or one (1) Business Day following deposit with a reputable overnight courier that provides a receipt, or on the third (3rd) Business Day following deposit in the United States mail in the manner described above. Provided Tenant has received written notice of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by the methods set forth herein, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

      28.15 Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building or the proceeds from a sale of the Building, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

      28.16 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

      28.17 Authority. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

      28.18 Attorneys' Fees. If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

      28.19 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

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      28.20 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

      28.21 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease, excepting only the real estate brokers or agents specified in Section 13 of the Summary (the "Brokers"). Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Brokers. Landlord shall pay the Brokers pursuant to a separate agreement between Landlord and the Brokers.

      28.22 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

      28.23 Building Signage. Landlord shall have the right at any time, upon thirty (30) days prior written notice to Tenant, to install, affix and maintain any and all signs on the exterior and on the interior of the Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use pictures or illustrations of the Building in advertising or other publicity, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord agrees not to allow more than two (2) blade signs (which may include the Utrecht Sign) to be installed on the front of the Building facing New Montgomery Street, in addition to the blade signs permitted to be installed by Tenant pursuant to Section 23.1 above, and Landlord further agrees that neither of such blade signs may be greater in dimension than the Utrecht sign. Landlord further agrees not to allow any other signs on the Building that are more prominent than Tenant's Marquee Sign. The foregoing restrictions shall apply only if Tenant is occupying and not subletting any portion of the Premises. Subleased space shall not be considered occupancy for the purpose of this
Section 28.23. If a monetary Event of Default occurs hereunder and such monetary Event of Default is not cured within five (5) Business Days after notice thereof from Landlord, then the foregoing restrictions shall be suspended pending the cure of such Event of Default, and any signage rights granted by Landlord during such suspension shall remain in full force and effect notwithstanding the subsequent cure of such Event of Default.

      28.24 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

      28.25 Confidentiality. Landlord and Tenant acknowledge that the content of this Lease and any related documents are confidential information. Landlord and Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than each party's financial, legal, and space planning consultants and their respective lenders and the attorneys for such lenders.

      28.26 Landlord Renovations. Except as otherwise set forth in the Tenant Work Letter attached hereto as Exhibit B, it is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Building, Premises, and/or Real Property, including without limitation the common areas, systems and equipment, roof, and structural portions of the same. In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Real Property, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building; provided, however, that during the course of Renovations, ingress to and egress from the Building and the Premises shall not be blocked, and Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's business. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Notwithstanding the foregoing, in the event Tenant cannot use all or any portion of the Premises during the course of the Renovations, Rent shall abate in proportion to the ratio in which Tenant's use of the Premises is impaired during the course of the Renovations. Landlord agrees to give Tenant at least twenty (20) days' prior notice before performing any Renovations that would prevent Tenant from using all or any portion of the Premises. Except as set forth herein, Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations.

      28.27 Landlord Liability. None of the shareholders, partners, directors or officers of Landlord (collectively, the "Landlord Parties") shall be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Landlord Parties. The liability of Landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to the greater of (i) Landlord's interest in the Real Property, or (ii) proceeds from the sale of the Building and Real Property and Tenant shall not look to other property or assets of any of the Landlord Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

      28.28 Quiet Enjoyment. Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided that Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors and assigns.

29. OPTION TERM

      29.1 Option Right. Landlord hereby grants the originally named Tenant herein (or any Affiliate to whom this Lease has been assigned pursuant to Section 14.7 above (a "Permitted Assignee")), two (2) options to extend the Lease Term, the first of which shall be for a period of two (2) years and the second of which shall be for a period of five (5) years (each, an "Option Term"), each of which options shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that the second option to extend may be exercised only if the first option to extend was exercised in accordance with this Section 29.1. Upon the proper exercise of the first option to extend, and provided that, as of the date of delivery of the notice to exercise the second option to extend, there is no continuing Event of Default and that, as of the end of the first Option Term, there is no continuing Event of Default and not more than one Event of Default has occurred during the prior twelve (12) months, the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 29 shall be personal to Tenant or a Permitted Assignee and may only be exercised by Tenant or a Permitted Assignee (and not any other assignee, sublessee or other transferee of Tenant's interest in this Lease).

      29.2 Option Rent. The monthly Base Rent payable by Tenant during the first Option Term shall be in the amount of Fifty-Eight Thousand Three Hundred Thirty-Two Dollars ($58,332). The rent payable by Tenant during the second Option Term (the "Second Option Rent") shall be equal to rent at which tenants, as of the commencement of the second Option Term, will be leasing non-sublease space comparable in size, location and quality to the Premises taking into consideration seismic braced, exposed brick and construction with air-conditioning and operable windows for a comparable term, which comparable space is located in other comparable mid-rise office buildings in the downtown/media gulch area of San Francisco, California ("Comparable Buildings") (making appropriate adjustments for otherwise comparable buildings that do not have all of the foregoing characteristics) and all tenant inducements provided in connection with such comparable leases; provided, however, that in no event will the Second Option Rent be less than the Base Rent payable by Tenant for the last year of the initial term of the Lease. All other terms and conditions of the Lease shall apply throughout each Option Term; however, any obligation of Landlord to construct tenant improvements or provide an allowance (if applicable) shall not apply during either Option Term and Tenant shall, in no event, have the option to extend the Lease Term beyond the second Option Term described in Section 29.1 above.

      29.3 Exercise of Option. The options contained in this Section 29 shall be exercised by Tenant, if at all, and only in the following manner: Tenant shall deliver written notice to Landlord not more than twelve (12) months nor less than nine (9) months prior to the expiration of the initial Lease Term or the expiration of the first Option Term (as applicable), stating that Tenant is exercising its first or second option to extend the Lease Term. In the case of Tenant's exercise of the second option, Landlord, within thirty (30) days after receipt of Tenant's notice, shall deliver notice (the "Second Option Rent Notice") to Tenant, setting forth the Second Option Rent; and if Tenant wishes to object to the Second Option Rent, Tenant shall, on or before the earlier of
(A) the date occurring six (6) months prior to the expiration of the first Option Term, or (B) the date occurring thirty (30) days after Tenant's receipt of the Second Option Rent Notice, deliver written notice thereof to Landlord, in which case the parties shall follow the procedure, and the Second Option Rent shall be determined, as set forth in Section 29.4 below.

      29.4 Determination of Second Option Rent. In the event Tenant timely and appropriately objects to the Second Option Rent, Landlord and Tenant shall attempt to agree upon the Second Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) Business Days following Tenant's objection to the Second Option Rent, (the "Outside Agreement Date"), then each party shall make a separate determination of the Second Option Rent, as the case may be, within five (5) Business Days, and such determinations shall be submitted to arbitration in accordance with Sections
29.4.1 through 29.4.7 below.

            29.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial mid-rise properties in the San Francisco area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Second Option Rent, is the closest to the actual Second Option Rent as determined by the arbitrators, taking into account the requirements of Section 29.2 above. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

            29.4.2 The two arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

            29.4.3 The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Second Option Rent, and shall notify Landlord and Tenant thereof.

            29.4.4 The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

            29.4.5 If either Landlord or Tenant fails to appoint a arbitrator within fifteen (15) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

            29.4.6 If the two arbitrators fail to agree upon and appoint a third arbitrator meeting the qualifications set forth in Section 29.4.1 above, or both parties fail to appoint a arbitrator, then the third arbitrator or the only arbitrator, as the case may be, shall be appointed by J.A.M.S./ENDISPUTE in San Francisco.

            29.4.7 The cost of arbitration shall be paid by the non-prevailing party.

30. RIGHT OF FIRST OFFER. Landlord hereby grants to the original Tenant and any Permitted Assignee a right of first offer with respect to any space becoming available in the Building during the initial Lease Term and the first Option Term (the "First Offer Space"). Notwithstanding the foregoing, such first offer right of Tenant shall be subject to Landlord's right to renew or extend the terms of the existing leases of the First Offer Space, and such right of first offer shall be subordinate to all rights of tenants under leases of the First Offer Space existing as of the date hereof or subsequently entered into by Landlord in accordance with the terms of this Article 30, and all rights of other tenants of the Building, which rights relate to the First Offer Space and which rights are set forth in leases of space in the Building existing as of the date hereof or subsequently entered into by Landlord in accordance with the terms of this Article 30, each including any renewal, extension, expansion, first offer, first negotiation and other similar rights, regardless of whether such rights are executed strictly in accordance with their respective terms or pursuant to leases or lease amendments executed prior to or after (in accordance with the terms of this Article 30) the date hereof (all such tenants under existing leases of the First Offer Space and other tenants of the Building, collectively, the "Superior Right Holders"). Tenant's right of first offer shall be on the terms and conditions set forth in this Article 30.

30.1 Procedure for Offer. Landlord shall notify Tenant (a "First Offer Notice") from time to time when the First Offer Space will become available for lease to third parties (other than Superior Right Holders). A First Offer Notice shall describe the space so offered to Tenant.

30.2 Procedure for Acceptance. If Tenant wishes to exercise its right of first offer with respect to the space described in a First Offer Notice, then within ten (10) Business Days of delivery of such First Offer Notice to Tenant, Tenant shall deliver notice to Landlord describing the terms upon which Tenant is willing to lease such First Offer Space. If Tenant timely exercises its right of first offer as set forth herein, Landlord and Tenant shall, within ten (10) Business Days after Landlord's receipt of Tenant's notice, meet and discuss, in good faith, the lease of the First Offer Space (the "First Offer Meeting"). If Landlord and Tenant do not reach agreement as to the material economic terms of the lease of the First Offer Space within ten (10) Business Days after the First Offer Meeting, then Landlord, in its sole and absolute discretion, shall have the right to terminate negotiations with Tenant and to lease such First Offer Space to anyone to whom Landlord desires on any terms that Landlord desires. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof. If Tenant does not exercise its right of first offer with respect to any space described in a First Offer Notice, or if Tenant fails to respond to a First Offer Notice within ten (10) Business Days of delivery thereof, then Tenant's right of first offer as set forth in this
Article 30 shall terminate as to all of the space described in such First Offer Notice.

30.3 Termination of Right of First Offer. The rights contained in this Article 30 shall be personal to the original Tenant and any Permitted Assignee, and may only be exercised by the original Tenant and any Permitted Assignee (and not by any assignee, sublessee or other "Transferee," as that term is defined in
Section 14.1 of this Lease, of Tenant's interest in this Lease). The right of first offer granted herein shall terminate as to any space described in a First Offer Notice upon the failure by Tenant to exercise its right of first offer with respect to the First Offer Space as offered by Landlord. Tenant shall not have the right to lease First Offer Space, as provided in this Article 30, if, as of the date of the attempted exercise of any right of first offer by Tenant, or as of the scheduled date of delivery of such First Offer Space to Tenant, an Event of Default has occurred and is continuing under this Lease.

      30.4 Modifications to Lease. If Tenant validly exercises the right of first offer, then (1) Tenant's lease of the space offered in the First Offer Notice shall commence on a date (the "Expansion Commencement Date") agreed to between Landlord and Tenant, (2) such space shall be leased to Tenant upon the terms and conditions agreed to between Landlord and Tenant, and (3) from and after the Expansion Commencement Date, the term "Premises," whenever used in this Lease, shall mean the original Premises demised under this Lease and such space.

31. STORAGE SPACE. Landlord hereby grants to the original Tenant an ongoing right to lease any available storage space in the basement of the Building during the Lease Term (as the same may be extended) on the following terms: (i) Base Rent for the applicable storage space shall be at a rental rate of Twelve Dollars ($12) per usable square foot, (ii) the term of the lease of the storage space shall be for a period of not less than six (6) months and (iii) subject to the foregoing, the terms of this Lease shall apply to such storage space lease.

32. LEASE OF PERSONAL PROPERTY. During the Lease Term (as the same may be extended), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the furniture and equipment listed on Exhibit G attached hereto (the "Leased Personal Property"), at no charge. TENANT AGREES TO ACCEPT THE LEASED PERSONAL PROPERTY IN ITS "AS IS" CONDITION, WITH ALL FAULTS, WITHOUT ANY REPRESENTATION OR WARRANTY FROM LANDLORD AS TO ITS CONDITION OR FITNESS FOR TENANT'S PURPOSES OR USE. At the end of the Lease Term (as the same may be extended), at the election of Tenant by notice to Landlord given at least thirty
(30) days before the end of the Lease Term, Tenant shall (i) return the Leased Personal Property to Landlord in its present condition, subject to normal wear and tear and casualty excepted, or (ii) purchase the Leased Personal Property for a sum of One Dollar ($1.00). If Tenant fails to give Landlord a timely notice of election pursuant to this Section 32, then Tenant shall be deemed to have elected to return the Leased Personal Property to Landlord in accordance with clause (i) above.

33. SECURITY DESK. Tenant shall have the right, at Tenant's sole cost and expense (except as provided below), to replace the security desk in the front lobby of the Building, subject to Landlord's approval of the new security desk, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord agrees to reimburse Tenant for one-half (1/2) of the cost of the new security desk, provided, however, that Landlord's reimbursement obligation shall not exceed Two Thousand Five Hundred Dollars ($2,500.00). Upon installation, the new security desk shall become Landlord's property.

                         [SIGNATURE BLOCKS ON NEXT PAGE]

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

         "Landlord":               149 NEW MONTGOMERY, LLC, a California limited
                                   liability company

                                   By:  149 NM MANAGER, INC.
                                   Its: Managing Member

                                       By: /s/ Jonathan Parker
                                           -------------------------------------
                                                Jonathan Parker
                                       Its: President

         "Tenant":                 REDENVELOPE, INC., a Delaware corporation

                                   By: /s/ Alison May
                                       -----------------------------------------
                                        Its: PRES & CEO

                                   By: /s/ Eric Wong
                                       -----------------------------------------
                                        Its: CFO

                                    EXHIBIT A

                               149 NEW MONTGOMERY

                               OUTLINE OF PREMISES

                                [TO BE PROVIDED]

                               EXHIBIT A - Page 1

                                  [FLOOR PLAN]

GROUND FLOOR
149 NEW MONTGOMERY STREET
SAN FRANCISCO, CA

                                    EXHIBIT A

                                  [FLOOR PLAN]

SECOND FLOOR
149 NEW MONTGOMERY STREET
SAN FRANCISCO, CA

                                  [FLOOR PLAN]

THIRD FLOOR
149 NEW MONTGOMERY STREET
SAN FRANCISCO, CA

                                    EXHIBIT B

                               149 NEW MONTGOMERY

                               TENANT WORK LETTER

      This Tenant Work Letter (this "Tenant Work Letter"), which is attached as Exhibit B to that certain Lease (the "Lease") dated July 22, 2004, between 149 NEW MONTGOMERY, LLC, a California limited liability company; ("Landlord"), and REDENVELOPE, INC., a Delaware corporation ("Tenant"), sets forth the terms and conditions relating to the construction of the tenant improvements in the Premises.

                                    SECTION 1
                            DELIVERY OF THE PREMISES

      1.1 Condition of Premises. At such time as Tenant shall have delivered to Landlord the Security Deposit pursuant to Section 21 of the Lease, Landlord shall deliver the Premises to Tenant, and Tenant shall accept the Premises from Landlord in their then existing, "as-is" condition, subject to Landlord's obligations hereunder, for the purposes of Tenant's construction of the Tenant Improvements pursuant to this Work Letter. Landlord shall deliver the Premises in broom clean condition, with the following items in finished, good working condition, and in compliance with all applicable codes as of the delivery date:

            1.1.1 Men's and women's restrooms on each floor of the Premises.

            1.1.2 Building fire exit stairways.

            1.1.3 Primary HVAC duct loop from the mechanical equipment room around the Building core, and secondary HVAC duct-work distribution system, if applicable.

            1.1.4 Fire protection alarm and communication system.

            1.1.5 All life safety systems required by code.

            1.1.6 Building standard window covering.

            1.1.7 Elimination of vibrations that can be felt in the Premises and that are caused by an imbalance in the Building systems or any tenant systems in the Building, to the reasonable satisfaction of Tenant.

      1.2 Additional Landlord Work. In addition to the work described in Section
1.1 above, Landlord shall perform the following work in compliance with all applicable codes prior to delivery of the Premises to Tenant (together with the work set forth in Section 1.1 above, "Landlord's Work"):

            1.2.1 Installation of any required demising walls on the ground floor to demise that portion of the Premises located on the ground floor of the Building and to multi-tenant the ground floor.

            1.2.2 Removal of the existing subtenant's demising wall located on the ground floor of the Building and any related demolition or required work.

            1.2.3 Removal of the ash tray fixtures from the front of the Building facing New Montgomery Street.

                               EXHIBIT B - Page 1

            1.2.4 Painting of the first level of the Building frontage facing New Montgomery Street. Landlord shall consult with Tenant as to the exact paint color, which shall be a lighter shade of the existing color.

            1.2.5 Relocation of the existing security desk on the ground floor of the Building.

            1.2.6 Touch-up of the panels inside the elevator cab.

            1.2.7 Painting of the walls in the ground floor lobby area of the Building. Landlord shall select the paint color, subject to Tenant's approval, which approval shall not be unreasonably withheld, conditioned or delayed.

                                    SECTION 2
                               TENANT IMPROVEMENTS

      2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of $25.00 per rentable square foot of the Premises for the costs relating to (i) the initial design and construction of Tenant's improvements, which are permanently affixed to the Premises, (ii) any ornamental lighting fixtures above the entrance alcove to the Building, and/or (iii) the replacement of the existing security desk on the ground floor of the Building (collectively, the "Tenant Improvements"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Any unused portion of the Tenant Improvement Allowance upon completion of the Tenant Improvements will not be paid to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease.

      2.2 Disbursement of the Tenant Improvement Allowance.

            2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "Tenant Improvement Allowance Items"):

                  2.2.1.1 Payment of the Architect's fees, the Engineers' fees, plan check, permit and license fees relating to construction of the Tenant Improvements, the cost of installation of telephone and data cabling and the cost of relocating Tenant's furniture, the aggregate of which fees and costs shall, notwithstanding anything to the contrary contained in this Tenant Work Letter, not exceed an aggregate amount equal to $7.50 per rentable square foot of the Premises; and

                  2.2.1.2 The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, hoisting and trash removal costs, consultants' fees and contractors' fees and general conditions.

            2.2.2 Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

                  2.2.2.1 Monthly Disbursements. On or before the same day of each calendar month, as determined by Landlord, during the construction of the Tenant Improvements, Tenant shall deliver to Landlord: (i) a request for payment to Contractor (as defined in Section 4.1 below) approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of Tenant's Agents (as defined in Section 4.1.2 below) for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents (which shall be unconditional releases for amounts previously paid and conditional

                               EXHIBIT B - Page 2
releases for amounts covered by the current invoices) which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord. Within fifteen (15) Business Days thereafter, Landlord shall deliver a check to Tenant made payable to Tenant in payment of the lesser of:
(A) Landlord's Share (as defined in Section 4.2.1 below) of the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, and (B) the balance of any remaining available portion of the Tenant Improvement Allowance, provided that Landlord does not reasonably dispute any request for payment based on non-compliance of any work with the Approved Working Drawings (as defined in Section 3.4 below) or due to any substandard work. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request. Tenant shall pay the balance of the amounts so requested by Tenant.

                  2.2.2.2 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available (other than any telephone equipment or furniture) shall be deemed Landlord's property under the terms of this Lease.

                                    SECTION 3
                              CONSTRUCTION DRAWINGS

      3.1 Selection of Architect/Construction Drawings. Tenant shall retain an architect (the "Architect") selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, to prepare the Construction Drawings. Tenant shall retain the engineering consultants, as reasonably approved by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises, to the extent such work is not part of Landlord's work pursuant to Section 1 above. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord's reasonable approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

      3.2 Final Space Plan. Tenant shall supply Landlord with two (2) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the "Final Space Plan") shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) Business Days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

      3.3 Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall promptly supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements

                               EXHIBIT B - Page 3
and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below. Landlord shall provide Tenant with copies of any documentation containing the foregoing information that is in Landlord's possession or control. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall supply Landlord with two (2) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) Business Days after Landlord's receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any reasonable respect. If Tenant is so advised, Tenant shall promptly revise the Final Working Drawings to correct any deficiencies or other matters Landlord may reasonably require.

      3.4 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of construction of the Tenant Improvements by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations (other than minor deviations) in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed.

                                    SECTION 4
                     CONSTRUCTION OF THE TENANT IMPROVEMENTS

      4.1 Tenant's Selection of Contractors.

            4.1.1 The Contractor. Tenant shall retain a general contractor selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, to construct the Tenant Improvements ("Contractor").

            4.1.2 Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor are referred to herein collectively as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

      4.2 Construction of Tenant Improvements by Tenant's Agents.

            4.2.1 Construction Contract; Cost Budget. Tenant shall submit the construction contract (the "Contract") to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 and 2.2.1.2 above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the "Final Costs"). If the amount of the Final Costs is less than or equal to the amount of the Tenant

                               EXHIBIT B - Page 4

Improvement Allowance, then "Landlord's Share" shall mean one hundred percent (100%). If the amount of the Final Costs is greater than the amount of the Tenant Improvement Allowance, then "Landlord's Share" shall mean a fraction, the numerator of which is the amount of the Tenant Improvement Allowance and the denominator of which is the amount of the Final Costs. In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, then Landlord's Share shall be adjusted accordingly with respect to all unpaid requests for payment to Contractor. If the Final Costs are increased after the Tenant Improvement Allowance has been exhausted, then any additional costs necessary to such design and construction in excess of the Final Costs, shall be paid by Tenant out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1 (i), (ii), (iii) and
(iv) of this Tenant Work Letter, above, for Landlord's approval, prior to Tenant paying such costs.

            4.2.2 Tenant's Agents.

                  4.2.2.1 Landlord's General Conditions for Tenant, Tenant's Agents and Tenant Improvement Work. Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings, subject to minor deviations and adjustments; (ii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within five (5) Business Days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by the Building rules with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.

                  4.2.2.2 Indemnity. Tenant's indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

                  4.2.2.3 Requirements of Tenant's Agents. Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one
(1) year from the date of completion thereof. Tenant and each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

                  4.2.2.4 Insurance Requirements.

                        4.2.2.4.1 General Coverages. Tenant and all of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also

                               EXHIBIT B - Page 5
carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.

                        4.2.2.4.2 Special Coverages. Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that Tenant and all of Tenant's Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

                        4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof (other than due to the gross negligence or willful misconduct of Landlord, in which event, Landlord shall bear the cost of repair), Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant and Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and other Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant and Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.

            4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) all applicable state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

            4.2.4 Inspection by Landlord. Provided Landlord does not unreasonably and materially interfere with the construction of the Tenant Improvements, Landlord shall have the right, upon prior notice to Tenant, to inspect the Tenant Improvements at all reasonable times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations (other than minor deviations) in, and/or reasonable disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

                               EXHIBIT B - Page 6

            4.2.5 Meetings. Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Tenant, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment.

      4.3 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

                                    SECTION 5

                                  MISCELLANEOUS

      5.1 Tenant's Representative. Tenant has designated Greg Gehlen as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

      5.2 Landlord's Representative. Landlord has designated Thomas M. Monahan as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

      5.3 Time of the Essence. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

      5.4 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an Event of Default as described in the Lease or this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, until such Event of Default is cured, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such Event of Default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

      5.5 No Landlord Fee. Landlord shall not be entitled to any construction supervision fee or oversight fee in connection with the construction of the Tenant Improvements.

                               EXHIBIT B - Page 7

      5.6 Early Occupancy Period. From the date of the execution of the Lease by both parties until the Lease Commencement Date (the "Early Occupancy Period"), Tenant shall be entitled to take possession of the Premises solely in order to construct the Tenant Improvements and install Tenant's furniture, fixtures and equipment. During the Early Occupancy Period, all of the provisions of the Lease shall apply, except that Tenant shall have no obligation to pay Base Rent or Additional Rent. During the Early Occupancy Period, Landlord shall not charge Tenant for freight elevators, security, access to loading docks, temporary HVAC or utilities.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Tenant Work Letter to be executed the day and date first above written.

         "Landlord":               149 NEW MONTGOMERY, LLC, a California limited
                                   liability company

                                   By:  149 NM MANAGER, INC.
                                   Its: Managing Member

                                         By:
                                              ---------------------------------
                                              Jonathan Parker
                                         Its: President

         "Tenant":                 REDENVELOPE, INC., a Delaware corporation

                                   By: [ILLEGIBLE]
                                       -----------------------------------------
                                        Its: PRES & CEO

                                   By: [ILLEGIBLE]
                                        ----------------------------------------
                                        Its: CFO

                               EXHIBIT B - Page 8

                                    EXHIBIT C

                               149 NEW MONTGOMERY

                           NOTICE OF LEASE TERM DATES

To:      __________________________

         __________________________

         __________________________

         __________________________

         Re: Office Lease dated July 22, 2004, between 149 NEW MONTGOMERY, LLC, a California limited liability company ("Landlord"), and REDENVELOPE, INC., a Delaware corporation ("Tenant"), concerning the 2nd and 3rd floors and a portion of the ground floor of the Office Building located at 149 New Montgomery Street, San Francisco, California.

Ladies and Gentlemen:

         In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

      1. That the Lease Term shall commence as of ________________ for a term of _______________ ending on _______________.

      2. That in accordance with the Lease, Rent commenced to accrue on
_______________________.

      3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

      4. Rent is due and payable in advance on the first day of each and every month during the Lease Term. Your rent checks should be made payable to ____________________________________ at _______________________________________.

      5. The exact number of rentable square feet within the Premises is _______ square feet.

      6. Tenant's Share as adjusted based upon the exact number of rentable square feet within the Premises is _______%.

         "Landlord":              149 NEW MONTGOMERY, LLC, a California limited
                                  liability company

                                  By:  149 NM MANAGER, INC.
                                  Its: Managing Member

                                        By:
                                             -----------------------------
                                             Jonathan Parker
                                        Its: President

Agreed to and Accepted as
of _____________, 20__.

REDENVELOPE, INC., a Delaware corporation

                               EXHIBIT C - Page 1

By:
    -----------------------------------------------
    Its:
         ------------------------------------------

                               EXHIBIT C - Page 2

                                    EXHIBIT D

                               149 NEW MONTGOMERY

                              RULES AND REGULATIONS

      Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building.

      1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. One hundred fifty (150) card keys will be furnished by Landlord for the Premises, and any additional card keys required by Tenant must be obtained from Landlord at a cost of Ten Dollars ($10) per card key. Tenant agrees to provide to Landlord, promptly after the issuance of any card keys, (i) an accurate list showing the identification number of the card key given to each of Tenant's employees, and (ii) updates of that list, as necessary. Tenant agrees to keep all unused card keys in a secure location. Tenant agrees to notify Landlord immediately as to the identification number of any card key that is lost or stolen so that Landlord can deactivate that card key, and Tenant agrees to pay Landlord a deactivation fee in the amount of Ten Dollars ($10) for each card key that is lost or stolen.

      2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

      3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

      4. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

      5. No furniture or equipment will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with reasonable prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building. In no event, without Landlord's prior approval, shall Tenant's use of the elevators for any

                               EXHIBIT D - Page 1
such purpose be permitted during the hours of 7:00 a.m. - 9:00 a.m., 11:30 a.m.
- 1:30 p.m. and 4:30 p.m. - 6:30 p.m.

      6. Landlord shall have the right to control and operate the public portions of the Building, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

      7. The requirements of Tenant will be attended to only upon application to Landlord at 1101 Fifth Avenue, Suite 300, San Rafael, CA 94901, Attn: Cathy Ferrari (Telephone No. (415) 456-0600 ext. 20), or at such other office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

      8. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall reasonably cooperate with Landlord or Landlord's agents to prevent same.

      9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance not normally placed in such apparatus shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

      10. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof (other than placement of pictures or other artwork placed on the walls) without Landlord's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed.

      11. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

      12. Tenant shall not use or keep in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material (other than fluids or materials used in the normal course of business by office tenants).

      13. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

      14. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner contrary to the use set forth in the Lease and which is offensive or reasonably objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

      15. Tenant shall not bring into or keep within the Building or the Premises any animals (other than as permitted by law), birds, or motorized vehicles (other than motorized wheelchairs).

      16. No cooking shall be done or permitted by any tenant on the Premises for lodging or for any improper, reasonably objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are reasonably objectionable to Landlord and other Tenants.

      17. Landlord will reasonably approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of

                               EXHIBIT D - Page 2

Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the reasonable approval of Landlord.

      18. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

      19. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

      20. Tenant shall not waste electricity, water or air conditioning and agrees to reasonably cooperate with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from adjusting any controls.

      21. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

      22. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations reasonably established by Landlord or any governmental agency.

      23. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

      24. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building. Landlord shall enforce the Rules and Regulations in a non-discriminatory manner.

      25. Except as part of the Tenant Improvements, no awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color reasonably approved by Landlord.

      26. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

      27. Food vendors shall be allowed in the Building upon request from the Tenant. Under no circumstance shall the food vendor display their products in a public or common area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building.

      28. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.

      29. Upon prior written notice to Tenant, Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the

                               EXHIBIT D - Page 3
management, safety, care and cleanliness of the Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Unless due to the gross negligence or willful misconduct of Landlord, Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

                               EXHIBIT D - Page 4

                                    EXHIBIT E

                               149 NEW MONTGOMERY

                      FORM OF TENANT'S ESTOPPEL CERTIFICATE

      The undersigned as tenant ("Tenant") under that certain Office Lease (the "Lease") made and entered into as of July 22, 2004 and between 149 NEW MONTGOMERY, LLC, a California limited liability company, as Landlord, and the undersigned as Tenant, for Premises on the 2nd and 3rd floors and a portion of the ground floor of the Office Building located at 149 New Montgomery Street, San Francisco, California, certifies as follows:

      1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

      2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on
______________.

      3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

      4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:
________________________________________________________
___________________________________________.

      5. Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord's mortgagee.

      6. Base Rent became payable on _______________.

      7. The Lease Term expires on _________________.

      8. To the actual knowledge of Tenant, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder, except as follows:

      9. No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

      10. To the actual knowledge of Tenant, as of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

      11. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid through _________________. The current monthly installment of Base Rent is $__________.

      12. The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord's prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is

                               EXHIBIT E - Page 1
done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

      13. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

Executed at __________________ on the _____ day of ______________, 200_.

         "Tenant":               REDENVELOPE, INC., a Delaware corporation

                                 By:
                                      ------------------------------------------
                                      Its:
                                            ------------------------------------

                                 By:
                                      ------------------------------------------
                                      Its:
                                            ------------------------------------

                               EXHIBIT E - Page 2

                                    EXHIBIT F

                               149 NEW MONTGOMERY

                            JANITORIAL SPECIFICATIONS

                               EXHIBIT F - Page 1

                                    EXHIBIT F

                               149 NEW MONTGOMERY

                               JANITORIAL EXHIBIT

A.    TENANT SUITES

      1.    Daily Services

            a.    Secure all lights as soon as possible each night.

            b.    Vacuum all carpets.

            c.    Dust-mop all vinyl tile. Damp-mop all vinyl tile.

            d. Dust all furniture, files, desks, windowsills, ledges, chairs, etc. Remove coffee rings and beverage rings. Papers and folders on desks are not to be disturbed

            e.    Spot clean areas around desks.

            f. Dispose of all trash from waste receptacles and replace liners if needed.

            g.    Polish and clean all wooden doors.

            h. Remove finger prints, dirt smudges, graffiti, etc, from all doors, frames, glass partitions, windows, light switches, walls, elevator door jambs and interiors.

            i.    Remove gum, tar and any other foreign substances from floors.

            j. Spot clean glass doors and glass partitions. Clean the lobby doors.

            k.    Service walk-in mats as required.

            l. Vacuum carpets in office area, spot clean spills and remove gum.

            m.    Polish interior public corridor planters.

      2.    Monthly Service

            a. Dust all high reach areas including, but not limited to, tops of door frames, structural and furniture ledges, corridor window sills, tops of partitions, picture frames, "Exit" signs, etc.

            b.    Dust inside of all door jambs.

            c. Recondition all flooring to provide a level of appearance equivalent to a refinished floor.

            d.    Dust air conditioning grilles.

                               EXHIBIT F - Page 1

      3.    Quarterly Service

            a.    Wipe clean all corridor, stairwell, and walls.

            b.    Strip and wax all kitchen/copy room floors.

B.    RESTROOMS          ***Keep extra supplies stocked  in Janitorial
                            closet on each floor.

      1.    Daily Services

            a.    Use doorstop to open and push bathroom cart inside restroom.

            b. Check all restrooms for supplies, including paper towels, toilet tissue, seat covers, and hand soap. ***

            c.    Sweep/dust-mop floors before using any water chemicals.

            d. Put non-acid bowl cleaner, disinfectant or Ajax into toilets and urinal bowls, scrub with brush and let sit in toilet.

            e. Wash and polish any and all mirrors, dispensers, and faucets with window cleaner.

            f.    Clean sinks with disinfectant or Ajax.

            g.    Clean and wipe down sink counters with glass cleaner.

            h. Clean toilet seats with disinfectant, cleaning behind toilet seat under toilet and toilet base every night.

            i.    Clean and sanitize infant changing table.

            j. Empty sanitary napkin containers and clean them daily; wash and disinfect them once weekly.

            k.    Clean and polish sanitary napkin vending machine.

            l.    Clean walls around urinals every night with disinfectant.

            m. Clean partitions between toilets three times a week; examine doors and around toilet for extra cleaning.

            n.    Dust tops of partitions and vents on ceilings as needed.

            o.    Check bathroom main door (both sides) for fingerprints.

            p.    Remove any graffiti.

            q.    Spot clean and maintain air-fresheners.

            r.    Finish cleaning toilets and urinals, flush toilets.

            s. While bathroom cart is still in restroom squeeze out mop then remove cart to hallway, using care not to get area outside door wet.

            t. Mop floors: start in the comers run mop along edges, and then mop the center of the floor; scrub the floor around toilets and under urinals every night.

      2.    Monthly Services

            a. Wipe down all walls and metal partitions, which shall be left clean and without streaks after this work.

            b.    Replace urinal screens and deodorizers.

            c.    Dust all doors and door jambs.

      3.    Quarterly Services

            a. Thoroughly clean, strip and reseal all ceramic tile-floors, using approved sealers.

C.    STORAGE ROOM/COPY ROOM/TELEPHONE & UTILITY ROOM

            a.    Dust mop and damp mop all vinyl tiles.

            b.    Empty trash and replace liners if needed.

            c.    Spot clean walls, doors, jambs and switch-plates.

            d.    Clean all smudges, dirt and fingerprints from work counters.

            e.    Dust all office furniture.

D.    CONFERENCE ROOM

            a.    Move out conference room chairs and vacuum carpet.

            b.    Spot clean carpet.

            c.    Clean all glass on doors and walls.

            d. Dust tabletop, shelving, chair arms and legs and other furniture.

            e. Remove cups and dishes from conference table and replace chairs to proper positions.

            f.    Spot clean wall areas.

E.    LOBBY AND PUBLIC CORRIDOR

      1.    Daily Services

            a. Clean all metal surfaces, including swinging door hardware, kick plates, base boards, partition top, hand rails, waste paper receptacles, elevator call button plates, hose cabinets and visible hardware.

            b.    Thoroughly clean all door saddles of dirt and debris.

            c. Remove any debris from planters or vegetation and spot clean planters.

            d. Empty, clean and sanitize as required all waste paper baskets and refuse receptacles.

            e.    Vacuum all carpets as necessary.

            f.    Spot clean all glass.

            g.    Spot clean, sweep and mop all flooring.

            h.    Clean and sanitize drinking fountains.

      2.    Monthly Services

            a.    Dust air-conditioning grills.

            b.    Dust speakers, lights, vents and "Exit" signs.

            c.    Clean skylights.

F.    ELEVATOR

      1.    Daily Services

            a. Clean cab walls and interior door in vertical fashion to eliminate streaks.

            b.    Clean outside surfaces of all elevator doors and frames.

            c. Mop all cab floors including edges thoroughly and wipe clean any excess water from edges.

            d.    Clean lights in elevator.

      2.    Weekly Services

            a. Thoroughly clean entire interior metal and laminate surfaces, and all doors and frames inside and out.

            b.    Steel wool clean all thresholds.

            c.    Polish all elevator floors with approved cleaner.

            d.    Clean door tracks.

      3.    Monthly Services

            a.    Wipe clean entire cab ceiling.

            b.    Clean and polish elevator thresholds.

            c.    Shampoo carpets.

            d.    Dust exterior framework.

G.    SERVICE CORRIDORS

      1.    Daily Services

            a.    Sweep and spot mop service corridors as needed.

            b.    Sweep and mop freight elevators.

            c.    Deodorize as needed.

      2.    Weekly Services

            a.    Mop and scrub service corridors.

      3.    Monthly Services

            a.    Damp wipe service corridor stairwells.

            b.    High dust.

H.    SIDEWALK, ENTRANCES, AND LOADING DOCKS

            a.    Sweep and remove any debris from sidewalks.

            b.    Sweep and maintain cleanliness of loading docks.

            c. Clean entrance doors, including any glass or metal and kick-plates, without leaving streaks.

            d.    Vacuum and spot clean interior door mats.

            e.    Clean outside ash receptacles; refill as needed.

            f.    Empty outside trash receptacles; reline as needed.

I.    KITCHEN AREA

      1.    Daily Services

            a.    Thoroughly clean, disinfect and wipe out sinks.

            b. Wipe down counter-tops, outside of refrigerator, and areas around sinks with damp rag and cleaner.

            c. Clean out coffee pots, including dispenser and filter, and wipe down machine.

            d. Wipe out and clean microwave oven with disinfectant cleaner, and wipe down the outside of the machine.

            e.    Load and start dishwasher, using only appropriate detergent.

            f. Wipe down tables and chairs with cleaner, and return and/or arrange any tables or chairs that have been moved.

            g. Dispose of all trash from receptacles and replace liners, if needed.

            h. Check and refill as needed any paper towel and/or hand-soap dispensers.

            i.    Dust-mop and damp-mop all flooring in kitchen area.

      2.    Monthly Services

            a.    Scrub and wax resilient tile covered flooring in kitchen area

            b.    Dust vents and high-and low low-reach areas.

J.    JANITORS CLOSET

            a.    Remove trash and debris.

            b.    Sweep or mop floor.

            c.    Clean slop-sink.

            d.    Hang wet mops.

            e.    Empty dirty mop water.

            f.    Keep chemicals neat and organized.

            g.    Retain vacuum in good condition, tie cord and empty bag.

            h.    Clean janitors door both sides.

            i.    Maintain an MSDS Book.

K.    ADDITIONAL SERVICES

            a.    Power-wash all surrounding sidewalks on a monthly basis.

            b.    Remove all graffiti from building exterior as needed.

            c.    Replace burned-out light bulbs.

                                    EXHIBIT G

                               149 NEW MONTGOMERY

                            LEASED PERSONAL PROPERTY

         As used herein, the term "Leased Personal Property" shall mean the following personal property, which, as of the date of this Lease, is located on the 5th floor of the Building:

      -     All metal file cabinets, storage cabinets and drawer pedestals

      -     All metal and wire shelving units

      -     All rolling file cabinets with upholstered tops

      -     Metal mail sorting cabinet from the 5th floor break room

      -     5th floor break room furniture (stools and tables)

      -     Six (6) Aeron side chairs

      -     Two (2) black laminate medium conference tables

      -     All Techneon work station and private office furniture

      -     Two (2) cream-colored upholstered chairs from 5th floor

      -     Refrigerator from 5th floor

      - Wood veneer private officer furniture from corner office on 5th floor (except chairs)

      -     Photocopier from 5th floor

                               EXHIBIT G - Page 1

                                  [FLOOR PLAN]

                                  GROUND FLOOR
                           149 NEW MONTGOMERY STREET
                               SAN FRANCISCO, CA

                                    EXHIBIT A

                                  [FLOOR PLAN]

                                  SECOND FLOOR
                           149 NEW MONTGOMERY STREET
                               SAN FRANCISCO, CA

                                  [FLOOR PLAN]

                                  THIRD FLOOR
                           149 NEW MONTGOMERY STREET
                               SAN FRANCISCO, CA

Recording requested by and
after recording return to:

J. Michael Jack, Esq.
Morgan, Lewis & Bockius LLP
300 S. Grand Avenue, Suite
2200 Los Angeles, California 90071

                                                       (For Recorder's Use Only)

             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

      THIS SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT (this "Agreement") is entered into as of ____________, 2004 (the "Effective Date"), by and among Wells Fargo Bank, N.A., a national banking association, successor by merger to Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3, c/o Lennar Partners, Inc., whose address is 1601 Washington Avenue, Suite 700, Miami Beach, FL 33139, Attention:
Job Warshaw ("Lender"), and RedEnvelope, Inc., a Delaware corporation, whose address is 149 New Montgomery Street, San Francisco, California 94105,
Attention: Christopher Nordquist, Esq. ("Tenant"), and 149 New Montgomery, LLC, a California limited liability company, whose address is 1101 Fifth Avenue, Suite 300, San Rafael, CA 94901, Attention: Jonathan Parker ("Landlord"), with reference to the following facts:

      A. Landlord owns the real property known as 149 New Montgomery and having a street address of 149 New Montgomery Street, San Francisco, California 94105, such real property, including all buildings, improvements, structures and fixtures located thereon (all or any portion thereof being referred to herein as the "Landlord's Premises"), as more particularly described on Exhibit A attached hereto.

      B. Lender, or, as applicable, a predecessor in interest to Lender, made a loan to Landlord in the original principal amount of $18,200,000 (the "Loan").

      C. To secure the Loan, Landlord encumbered Landlord's Premises by entering into that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of January 14, 2000, in favor of Original Lender (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the "Mortgage") recorded on January 24, 2000 under Document No. 2000-G721756-00 of the San Francisco land records (the "Land Records").

      D. Lender is the current holder of the Mortgage and owner of the Loan.

      E. Pursuant to a Lease dated as of ______________, 2004 (the "Lease"), Landlord demised to Tenant a portion of Landlord's Premises ("Tenant's Premises"). Tenant's Premises are comprised of approximately 28,000 rentable square feet of space consisting of the entire 2nd and 3rd floors and a portion of the ground floor of the Landlord's Premises.

      F. Lender has been requested by Landlord and Tenant to enter into this Agreement, and Tenant and Lender desire to agree upon the relative priorities of their interests in Landlord's Premises and their rights and obligations if certain events occur.

      NOW, THEREFORE, for good and sufficient consideration, Tenant and Lender agree:

      1. Definitions:

                  The following terms shall have the following meanings for purposes of this Agreement.

                  1.1 Construction-Related Obligation: A "Construction-Related Obligation" means any obligation of Former Landlord (as hereinafter defined) under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at Landlord's Premises, including Tenant's Premises. "Construction-Related Obligation" shall not include: (a) reconstruction or repair following any fire, casualty or condemnation which occurs after the date of attornment hereunder, but only to the extent of the insurance proceeds actually received by Successor Landlord for such reconstruction and repair; or (b) day-to-day maintenance and repairs.

                  1.2 Foreclosure Event. A "Foreclosure Event" means: (a) foreclosure under the Mortgage; (b) any other exercise by Lender of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which Successor Landlord becomes owner of Landlord's Premises; or (c) delivery by Former Landlord to Lender (or its designee or nominee) of a deed or other conveyance of Former Landlord's interest in Landlord's Premises in lieu of any of the foregoing.

                  1.3 Former Landlord. A "Former Landlord" means Landlord and/or any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

                  1.4 Offset Right. An "Offset Right" means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant's payment of Rent or performance of Tenant's other obligations under the Lease, arising (whether under the Lease or under applicable law) from acts or omissions of Former Landlord and/or from Former Landlord's breach or default under the Lease.

                  1.5 Rent. The "Rent" means any fixed rent, base rent or additional rent under the Lease.

                  1.6 Successor Landlord. A "Successor Landlord" means any party that becomes owner of Landlord's Premises as the result of a Foreclosure Event.

                  1.7 Termination Right. A "Termination Right" means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Former Landlord's breach or default under the Lease.

      2. Subordination.

                  The Lease, and all right, title and interest of the Tenant thereunder and of the Tenant to and in the Landlord's Premises, are, shall be, and shall at all times remain, subject and subordinate to the Mortgage, the lien imposed by the Mortgage, and all advances made under the Mortgage.

      3. Nondisturbance, Recognition and Attornment.

                  3.1 No Exercise of Mortgage Remedies Against Tenant. So long as the Lease has not expired or otherwise been terminated by Former Landlord, there is no existing default under or breach of the Lease by Tenant that has continued beyond applicable cure periods (an "Event of Default"), and no condition exists which would cause or entitle Former Landlord to terminate the Lease on its terms as a result of a Tenant default, or to dispossess the Tenant, Lender shall not name or join Tenant as a defendant in any exercise of Lender's rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Former Landlord or prosecuting such rights and remedies. In the latter case, Lender may join Tenant, at no cost to Tenant, as a defendant in such action only for such purpose and not to terminate the Lease or otherwise diminish or interfere with Tenant's rights under the Lease or this Agreement in such action.

                  3.2 Payment to Lender.

                        (a) In the event Tenant receives written notice (the "Rent Payment Notice") from Lender or from a receiver for the property that there has been a default under the Mortgage and that rentals due under the Lease are to be paid to Lender or to the receiver (whether pursuant to the terms of the Mortgage or of that certain Assignment of Leases and Rents executed by Landlord, as additional security for the Loan), Tenant shall pay to Lender or to the receiver, or shall pay in accordance with the directions of Lender or of the receiver, all Rent and other monies due or to become due to Former Landlord under the Lease, notwithstanding any contrary instruction, direction or assertion of Former Landlord. Landlord hereby expressly and irrevocably directs and authorizes Tenant to comply with any Rent Payment Notice, notwithstanding any contrary instruction, direction or assertion of Former Landlord, and Landlord hereby releases and discharges Tenant of and from any claim, loss or liability on account of any such payments.

                        (b) The delivery by Lender or the receiver to Tenant of a Rent Payment Notice, or Tenant's compliance therewith, shall not be deemed to:
(i) cause Lender to succeed to or to assume any obligations or responsibilities as landlord under the Lease, all of which shall continue to be performed and discharged solely by the applicable Landlord unless and until any attornment has occurred pursuant to this Agreement; or (ii) relieve the applicable Former Landlord of any obligations under the Lease. Tenant shall be entitled to rely on any Rent Payment Notice. Tenant shall be under no duty to controvert or challenge any Rent Payment Notice. Tenant's compliance with a Rent Payment Notice shall not be deemed to violate the Lease. Tenant shall be entitled to full credit under the Lease for any Rent paid to Lender or to any other party pursuant to a Rent Payment Notice to the same extent as if such Rent were paid directly to Former Landlord.

            3.3 Nondisturbance and Attornment. So long as (a) the Lease has not expired or otherwise been terminated by Former Landlord, (b) an Event of Default has not occurred, and (c) no condition exists which would cause or entitle Former Landlord to terminate the Lease on its terms, or to dispossess the Tenant, then, if and when Successor Landlord takes title to Landlord's Premises:
(a) Successor Landlord shall not terminate or disturb Tenant's possession of Tenant's Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant's direct landlord under the Lease as affected by this Agreement; (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant; and (e) Successor Landlord shall have all the rights and remedies of landlord under the Lease, including, without limitation, rights or remedies arising by reason of any Event of Default by Tenant under the Lease, whether occurring before or after the Successor Landlord takes title to the Landlord's Premises.

            3.4 Further Documentation. The provisions of this Article shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, in writing, confirm the provisions of this Article and/or the status of the tenancy (including, without limitation the matters set forth in Article 7 hereof) upon request by either of them.

      4. Protection of Successor Landlord.

            Notwithstanding anything to the contrary in the Lease or the Mortgage, neither Lender nor Successor Landlord shall be liable for or bound by any of the following matters:

            4.1 Claims Against Former Landlord. Any Offset Right or Termination Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment, and including any conditions that existed as of the date of attornment, regardless of whether Successor Landlord has any obligation to correct them and regardless of whether they violate Successor Landlord's obligations as landlord under the Lease. The foregoing shall not limit either (a) Tenant's right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment or (b) Tenant's Termination Rights, provided that the Lender and Successor Landlord, as applicable, shall have had the benefit of all applicable notice and cure periods as set forth herein and in the Lease.

            4.2 Prepayments. Any payment of Rent that Tenant may have made to Former Landlord for more than the current month.

            4.3 Payment; Security Deposit. Any obligation: (a) to pay Tenant any sum(s) that any Former Landlord owed to Tenant or (b) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Lender or to Successor Landlord.

            4.4 Modification, Amendment or Waiver. Any modification or amendment of the Lease, or any waiver of any terms of the Lease, made without Lender's written consent, which consent shall not be unreasonably withheld.

            4.5 Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed between Former Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

            4.6 Construction-Related Obligations. Any Construction-Related Obligation of Former Landlord.

            4.7 Covenants. Any covenants or obligations of or applicable to Former Landlord to the extent they apply to or affect any property other than Landlord's Premises.

            4.8 Representations, Warranties or Indemnities. Any representations, warranties or indemnities contained in the Lease.

            4.9 Acts or Omissions. Any acts or omissions of Former Landlord, except for an act or omission that relates to a failure to maintain or repair and then only to the extent such omission or failure to act continues for more than 30 days after the Lender or Successor Landlord has acquired possession of the Landlord's Premises and has received a detailed notice from Tenant specifying such act or omission.

      5. Exculpation of Successor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, the Lease shall be deemed to have been automatically amended to provide that Successor Landlord's obligations and liabilities under the Lease shall never extend beyond Successor Landlord's (or its successors' or assigns') interest, if any, in Landlord's Premises from time to time, including insurance and condemnation proceeds (except to the extent reinvested in the Landlord's Premises), Successor Landlord's interest in the Lease, and the proceeds from any sale or other disposition of Landlord's Premises by Successor Landlord (collectively, "Successor Landlord's Interest"). Tenant shall look exclusively to Successor Landlord's Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord's Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

      6. Lender's Right to Cure.

            6.1 Notice to Lender. Copies of all notices and other communications given by Tenant to Former Landlord shall also be simultaneously provided to Lender. Notwithstanding anything to the contrary in the Lease or this Agreement or the Mortgage, before exercising any Termination Right or Offset Right, Tenant shall provide Lender with notice of the breach or default by Former Landlord giving rise to same (the "Default Notice") and, thereafter, the opportunity to cure such breach or default as provided for below.

            6.2 Lender's Cure Period. After Lender receives a Default Notice, Lender shall have a period of thirty days beyond the time available to Former Landlord under the Lease in which to cure the breach or default by Former Landlord, or, except as otherwise provided in Paragraph 6.3 hereof, in the event that such cure cannot be completed within such cure period, Lender shall have such reasonable period of time as is required to diligently prosecute such cure to its completion. Except as set forth in Section 4.9 above, Lender shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Former Landlord.

            6.3 Extended Cure Period. In addition, as to any breach or default by Former Landlord the cure of which requires possession and control of Landlord's Premises, provided that only Lender undertakes to Tenant by written notice to Tenant within thirty days after receipt of the Default Notice to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Lender's cure period shall continue for such additional time (the "Extended Cure Period") as Lender may reasonably require to either (a) obtain possession and control of Landlord's Premises and thereafter cure the breach or default with reasonable diligence and continuity or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

      7. Confirmation of Facts.

            Tenant represents to Lender, in each case as of the Effective Date:

            7.1 Effectiveness of Lease. The Lease is in full force and effect, has not been modified or assigned or sublet by Tenant, and constitutes the entire agreement between Landlord and Tenant relating to Tenant's Premises. A true, correct and complete copy of the Lease has been delivered to Lender. Tenant has no interest in Landlord's Premises except pursuant to the Lease. The Tenant does not have an option to purchase under the Lease.

            7.2 Rent. Tenant has not paid any Rent in advance other than for the current month.

            7.3 No Landlord Default. To the actual knowledge of Tenant, no breach or default by Landlord exists and no event has occurred that, with the giving of notice, the passage of time or both, would constitute such a breach or default.

            7.4 No Tenant Default. Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease.

            7.5 No Termination. Tenant has not commenced any action nor sent or received any notice to terminate the Lease. Tenant has no presently exercisable Termination Right(s) or Offset Right(s).

            7.6 Commencement Date; Rent Commencement Date. The "Commencement Date" of the Lease shall be the earlier of (a) the date Landlord delivers Tenant's Premises to Tenant with Landlord's Work described in Sections 1.1,
1.2.1 and 1.1.2 of the Tenant Work Letter (which is attached to the Lease as Exhibit B) substantially complete or (b) the date upon which Tenant first commences to conduct business in Tenant's Premises. The "Rent Commencement Date" of the Lease shall be the earlier of (i) three months following the date upon which Tenant first commences to conduct business in Tenant's Premises or (ii) January 1, 2005.

            7.7 Acceptance. Tenant has not yet accepted possession of Tenant's Premises.

            7.8 No Transfer. Tenant has not transferred, encumbered, mortgaged, assigned, conveyed, sublet or otherwise disposed of the Lease or any interest therein.

            7.9 Due Authorization. Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

      8. Alterations and Tenant Improvements. Tenant shall concurrently deliver to Lender copies of any and all items that Tenant delivers to Landlord pursuant to the terms of the Lease and/or Tenant Work Letter with respect to Tenant's Alterations (as defined in the Lease) and Tenant Improvements (as defined in the Tenant Work Letter) , which may include copies of any and all notices, requests, demands, documents, contracts, agreements, instruments, plans, specifications, certificates, certifications, confirmations, draw requests, lien waivers, invoices, permits, licenses, governmental approvals, certificates of occupancy, and as-built plans.

      9. Miscellaneous.

            9.1 Notices. All notices or other communications required or permitted under this Agreement shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier service that regularly maintains records of items delivered. Each party's address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this paragraph. Notices shall be effective the next business day after being sent by overnight courier service, and five (5) business days after being sent by certified mail (return receipt requested).

            9.2 Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. Upon assignment of the Mortgage by Lender, all liability of the Lender/assignor shall terminate.

            9.3 Entire Agreement. This Agreement constitutes the entire agreement between Lender and Tenant and Landlord regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Lender and Landlord as to the subject matter of this Agreement.

            9.4 Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of non-disturbance agreements by the holder of, the Mortgage. Lender confirms that Lender has consented to Landlord's entering into the Lease.

            9.5 Lender's Rights and Obligations.

                  (a) Except as expressly provided for in this Agreement, Lender shall have no obligations to Tenant with respect to the Lease. If Successor Landlord takes title to Landlord's Premises and an attornment occurs pursuant to this Agreement, then all rights and obligations of Lender under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

                  (b) Neither this Agreement, the Mortgage or any of the related loan documents, nor the Lease shall, prior to any acquisition of Landlord's Premises by Lender, operate to give rise to or create any responsibility or liability for the control, care, management or repair of the Landlord's Premises upon the Lender, or impose responsibility for the carrying out by Lender of any of the covenants, terms or conditions of the Lease, nor shall said instruments operate to make Lender responsible or liable for any waste committed on the Landlord's Premises by any party whatsoever, or for dangerous or defective conditions of the Landlord's Premises, or for any negligence in the management, upkeep, repair or control of the Landlord's Premises, which may result in loss, injury or death to Tenant, or to any tenant, licensee, invitee, guest, employee, agent or stranger.

                  (c) Lender may assign to any person or entity its interest under the Mortgage and/or the related loan documents, without notice to, the consent of, or assumption of any liability to, any other party hereto. In the event Lender becomes the Successor Landlord, Lender may assign to any other party its interest as the Successor Landlord without notice to, the consent of, or assumption of any liability to, any other party hereto. Notwithstanding the foregoing provisions of this Section 9.5(c), unless Tenant has received written notice of any such assignment of Lender's or Successor Landlord's interest, Tenant shall not be bound to any assignee under any provision in this Agreement to requiring Tenant to provide notice to Lender or Successor Landlord, but Tenant shall still be required to provide notice to the previous Lender under any such provision.

                  (d) Within twenty (20) days following Lender's receipt of the final written amendment or modification to the Lease agreed to by Landlord and Tenant, a request for Lender's consent thereto and any and all information and documentation related thereto reasonably requested by Lender, Lender shall either (i) grant such consent or (ii) advise Landlord and Tenant of the basis for Lender's reasonable denial of such consent.

            9.6 Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State of California, excluding its principles of conflict of laws.

            9.7 Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the parties hereto.

            9.8 Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

            9.9 Landlord's Rights and Obligations. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease, including upon the occurrence of an Event of Default by Tenant under the Lease. This Agreement shall not alter, waive or diminish any of Landlord's obligations under the Mortgage, any of the related loan documents, or the Lease.

            9.10 WAIVER OF JURY TRIAL. THE TENANT AND THE LANDLORD EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AFTER CAREFUL CONSIDERATION AND AN OPPORTUNITY TO SEEK LEGAL ADVICE, WAIVE THEIR RESPECTIVE RIGHTS TO HAVE A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OF THE PROVISIONS OF THIS AGREEMENT, OR ANY OTHER DOCUMENTS EXECUTED IN CONJUNCTION HEREWITH OR WITH THE LOAN, ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, THE LANDLORD'S PREMISES, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LANDLORD, TENANT OR LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT.

            9.11 Headings. The headings in this Agreement are intended to be for convenience of reference only, and shall not define the scope, extent or intent or otherwise affect the meaning of any portion hereof.

            9.12 Attorneys' Fees. All costs and attorneys' fees incurred by Lender in the enforcement hereof against the Tenant, shall be paid by Tenant.

                                      * * *

      IN WITNESS WHEREOF, this Agreement has been duly executed by Lender, Tenant and Landlord as of the Effective Date.

                               LENDER:

                               WELLS FARGO BANK, N.A., A NATIONAL BANKING
                               ASSOCIATION, SUCCESSOR BY MERGER TO WELLS FARGO BANK MINNESOTA, N.A., AS TRUSTEE FOR THE REGISTERED HOLDERS OF SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C3

                               By:    LENNAR PARTNERS, INC.,
                                      a Florida corporation
                               Its:   Attorney-in-fact

                                      By: _____________________________
                                      Name: Randolph J. Wolpert, Vice President
                                      Title: Vice President

                               TENANT:

                               REDENVELOPE, INC.,
                               a Delaware corporation

                               By:    _________________________________
                               Name:  _________________________________
                               Title: _________________________________

                               LANDLORD:

                               149 NEW MONTGOMERY, LLC,
                               a California limited liability company

                               By:    149 NM Manager, Inc.
                               Its:   Managing Member

                                      By: _____________________________
                                      Name: Jonathan Parker
                                      Title: President

STATE OF ____________________         )
                                      )   ss.
COUNTY OF ___________________         )

            On __________, 2004 before me, _______________, Notary Public, personally appeared _______________, proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

            Witness my hand and official seal.

______________________________________________
Notary Public

STATE OF ____________________         )
                                      )    ss.
COUNTY OF ___________________         )

            On __________, 2004 before me, _______________, Notary Public, personally appeared _______________, proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

            Witness my hand and official seal.

______________________________________________
Notary Public

STATE OF ____________________         )
                                      )    ss.
COUNTY OF ___________________         )

            On __________, 2004 before me, _______________, Notary Public, personally appeared _______________, proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

            Witness my hand and official seal.

______________________________________________
Notary Public

                                    EXHIBIT A

                       DESCRIPTION OF LANDLORD'S PREMISES